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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 28, 2013

Dear Stockholder:

        We cordially invite you to attend our 2013 Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on Wednesday, May 8, 2013 at our corporate headquarters located at 495-A South Fairview Avenue Goleta, California 93117.

        We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. We believe compliance with these rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods we have provided to you. You may vote over the Internet or, if you requested to receive printed proxy materials, by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail.

        Also, please let us know if you plan to attend our Annual Meeting when you vote by telephone or Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

        Thank you for your ongoing support of Deckers Outdoor Corporation. We look forward to seeing you at our Annual Meeting.

Sincerely,
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

 2013 Proxy Summary

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Summary Information

• Time and Date	3:00 p.m., May 8, 2013
• Location	Deckers Outdoor Corporation Corporate Headquarters
495-A South Fairview Avenue
Goleta, California 93117
• Record Date	March 12, 2013
• Voting	Stockholders as of the record date are entitled to vote.

Meeting Agenda

  •
  Election of nine directors

  •
  Ratification of KPMG LLP as independent registered public accounting firm for 2013

  •
  Advisory vote to approve Named Executive Officer compensation

  •
  Transact other business that may properly come before the Annual Meeting

Proposals to be Voted Upon

Proposal No.	Matter	Board Vote Recommendation	Page Reference
1	Election of nine directors	FOR EACH DIRECTOR NOMINEE	10
2	Ratification of KPMG LLP as independent registered public accounting firm for 2013	FOR	64
3	Advisory vote to approve Named Executive Officer compensation	FOR	66

        The following is summary information with respect to each of the proposals to be voted on at the Annual Meeting:

Board Nominees

        The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Independent
Angel R. Martinez	57	2005	Chair of the Board of Directors, President & CEO, Deckers Outdoor Corporation
Rex A. Licklider(3)	69	1993	Former CEO & Vice Chair, The Sports Club Company	X
John M. Gibbons(2)	64	2000	Corporate Director	X
John G. Perenchio(1)(3)	57	2005	Owner and Co-Manager, Fearless Records, LLC and Fearmore Publishing, LLC	X
Maureen Conners(3)	66	2006	President, Conners Consulting	X
Karyn O. Barsa(1)(2)	51	2008	CEO, Coyuchi, Inc.	X
Michael F. Devine, III(2)	54	2011	Corporate Director	X
Lauri Shanahan(3)	50	2011	Corporate Director, Independent Consultant	X
James Quinn(1)	61	2011	Corporate Director	X

(1)
Member of Compensation and Management Development Committee

(2)
Member of Audit Committee

(3)
Member of Corporate Governance and Nominating Committee

        No director nominee who is a current director attended fewer than 75% of the meetings of the Board of Directors and meetings of any Board committee on which he or she sits.

        Each director nominee is elected annually by a plurality of votes cast.

        The Board of Directors recommends that you vote FOR each of the director nominees named in Proposal No. 1.

Independent Registered Public Accounting Firm

        As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013.

        Approval of the proposal requires the vote of the majority of the shares present at the Annual Meeting.

        The Board of Directors recommends that you vote FOR Proposal No. 2.

Executive Compensation Advisory Vote

        We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement. The following is a summary of the key elements and other features of our executive compensation program as well as our executive compensation philosophy.

        Approval of this proposal requires the vote of a majority of the shares present at the Annual Meeting.

        The Board recommends a vote FOR the compensation of our Named Executive Officers because it believes that our compensation policies and practices are effective in achieving our goals of paying for financial and operating performance, and aligning our executives' interests with those of our stockholders.

Executive Compensation Elements

Type	Form		Terms
Equity	•	Annual Equity Awards (Nonvested Stock Units, or "NSUs")	•	If performance goals are achieved, NSUs vest over a period of approximately three years. Because the performance goals were not achieved in 2012, no NSUs were earned.
	•	Long-Term Incentive Equity Awards—Level 1, Level 2, Level 3, and 2012 LTIP (includes Restricted Stock Units, or "RSUs" and Stock Appreciation Rights, or "SARs")	•	RSUs and SARs have performance periods (five years for Level 1, ten years for Level 2, four years for Level 3 and 2012 LTIP) with two objective Company performance measures
Cash	•	Salary	•	Increases must be approved by Compensation Committee
	•	Annual Cash Incentive Plan Awards	•	Based on quantitative and qualitative goals.
			•	Incentive plan awards not guaranteed; determined by Compensation Committee based on achievement of Company financial goals, and individual performance goals.
Other	•	Benefits	•	Generally, benefits provided to our US-based executives mirror those provided to all employees

Other Key Compensation Features

  •
  Despite record revenue results, because certain financial goals were not achieved, we did not make payments under our 2012 Annual Cash Incentive Plan with respect to Company performance goals. However, due to the achievement of important strategic goals, we made payments under our 2012 Annual Cash Incentive Plan for achievement of individual goals.

  •
  Because certain financial goals were not achieved, the 2012 Annual Equity Awards were not earned.

  •
  No tax gross-ups as a result of termination following a change of control

  •
  Prohibit hedging and speculative transactions with respect to our stock

  •
  Stock ownership guidelines for our Named Executive Officers and directors

  •
  "Double Trigger" event required for severance benefits upon a change in control

  •
  Annual equity awards granted in 2011 and 2012 are subject to a Clawback Policy provision subjecting these awards to a Clawback Policy. In December 2012, the Board of Directors adopted a Clawback Policy.

2012 Compensation Philosophy

        The compensation for our Named Executive Officers is tied to Company performance. Each year for the past ten years, our annual revenue has steadily increased and this year we experienced our first annual earnings per share decline after five years of earnings per share growth. Throughout this period of time, we believe that our executive team has provided both leadership and strategic vision.

        During fiscal 2012, we experienced increased cost pressures from a dramatic spike in sheepskin prices, battled macroeconomic headwinds in Europe, and dealt with another year of record warm temperatures. With all these challenges, we still achieved a record $1.414 billion in net sales, a 2.7% increase over the prior year. Furthermore, our executive team successfully implemented strategic goals that we believe will contribute to our long-term success. These achievements include improving our product lines, refining our operational capabilities, focusing on significant growth opportunities, and continuing to build our team of talented and passionate employees.

        Despite our record revenue results, because certain financial goals were not achieved, our Named Executive Officers did not receive payments under our 2012 Annual Cash Incentive Plan with respect to the achievement of Company performance goals. However, due to significant achievements with respect to our strategic goals, our Named Executive Officers did receive payments under our 2012 Annual Cash Incentive Plan for the achievement of individual goals. We believe that this outcome provides a clear indication of our pay-for-performance philosophy.

2014 Annual Meeting

  •
  Deadline for Stockholder Proposals is November 29, 2013.

495-A South Fairview Avenue,
Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2013

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION:

        Notice is hereby given that the Annual Meeting of Stockholders of Deckers Outdoor Corporation, a Delaware corporation, will be held at Deckers' corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117, on Wednesday, May 8, 2013, beginning at 3:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1.    Election of Directors.    To elect nine directors to serve until our Annual Meeting of Stockholders to be held in 2014, or until their successors are elected and duly qualified.

          2.    Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

          3.    Advisory Vote to Approve Named Executive Officer Compensation.    To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

          4.    Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors recommends that you vote FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

        The Board of Directors has fixed the close of business on March 12, 2013 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "How Can I Vote My Shares" in this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

Goleta, California
March 28, 2013

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: March 28, 2013

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2013

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation, which we refer to as "the Company," "we," "us," or "our," for use at the Company's Annual Meeting of Stockholders to be held on May 8, 2013 at 3:00 p.m., local time, or the Annual Meeting, or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

        The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see "Whom shall I contact with other questions?".

Q:
What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:
When and where will the Annual Meeting be held?

A:
You are invited to attend the Annual Meeting on May 8, 2013, beginning at 3:00 p.m., local time. The Annual Meeting will be held at our corporate headquarters, located at 495-A South Fairview Avenue, Goleta, California 93117.

Q:
Why did I receive these proxy materials?

A:
We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost to the Company of proxy solicitation.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC's "notice and access" rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about March 28, 2013, we mailed a Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet or by telephone.

Q:
What is the purpose of complying with the SEC's "notice and access" rules?

A:
We believe compliance with the SEC's "notice and access" rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:
What am I being asked to vote upon at the Annual Meeting?

A:
At the Annual Meeting, you will be asked to:

•
Vote on the election of nine director nominees to serve until the Annual Meeting of Stockholders to be held in 2014, or until their successors are elected and duly qualified (Proposal No. 1);

•
Ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 2);

•
Vote upon a proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal No. 3); and

•
Act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q:
Does the Board of Directors recommend voting in favor of the proposals?

A:
Yes. The Board of Directors unanimously recommends that you vote your shares "FOR" each of the nine director nominees, "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and "FOR" the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Q:
What are the voting requirements to approve the proposals?

A:
The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal No. 1)—Directors will be elected by a plurality of the votes cast, so the nine director nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, brokers no longer possess discretionary authority to vote shares with respect to the election of the directors. Accordingly, "broker non-votes" will result for this proposal if brokers do not receive instructions from beneficial owners of our shares. Please see "What happens if I do not vote?" below for a discussion of "broker non-votes."

•
Ratification of Selection of Accounting Firm (Proposal No. 2)—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present). Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a matter on which brokers have the discretion to vote, "broker non-votes" will not result for this proposal.

•
Advisory Vote on Executive Compensation (Proposal No. 3)—Approval of the non-binding advisory resolution regarding the compensation of our Named Executive Officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present). Abstentions will have the same effect as votes against the proposal. "Broker non-votes" will not be counted for any purpose in determining whether this proposal has been approved.

Q:
What happens if I do not vote?

A:
The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals at the Annual Meeting:

•
Abstentions:  You may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total number of votes cast on the particular matter, and will have the same effect as a vote "AGAINST" Proposal No. 2 and Proposal No. 3 (each of which require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting).

•
Broker Non-Votes.  "Broker non-votes" are shares held by a bank, broker, dealer or other nominee that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal, and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee has authority to vote shares that it holds is determined by stock exchange rules. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal No. 1 or Proposal No. 3 unless they receive other instructions from the beneficial owners of the shares. Please see "Who can vote at the Annual Meeting?" below for a discussion of beneficial ownership.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal.

Q:
Who can vote at the Annual Meeting?

  Only our stockholders of record at the close of business on March 12, 2013, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 34,402,376 shares of our common stock outstanding and entitled to vote. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by our stockholders at the Annual Meeting.

  Holders of Record

  If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a "holder of record." As a "holder of record," you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

  Beneficial Owners

  If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the "beneficial owner" of shares held in "street name" and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the "holder of record" for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the "holder of record," you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares of our common stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:
How can I vote my shares?

A:
Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. If you vote by proxy, you can vote by telephone, by Internet or by mail as described below. Zohar Ziv and Thomas A. George, the designated proxyholders, are members of the Company's management. If you are the beneficial owner of shares held in "street name," please refer to the information forwarded by your bank, broker, dealer or other nominee to see which voting options are available to you.

•
Vote by Internet.  You can vote by proxy over the Internet by following the instructions provided in the Notice. If you hold shares beneficially in "street name," you may vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, bank, trustee or nominee. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 7, 2013 by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet, you do not need to return your proxy card.

  •
  Vote by Telephone.  If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by telephone following the voting instruction card provided to you by your broker, bank, trustee or nominee. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 7, 2013. If you vote by telephone, you do not need to return your proxy card.

  •
  Vote by Mail.  If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on May 8, 2013. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

  •
  Vote at the Annual Meeting.  The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in "street name," you must obtain a proxy, executed in your favor by your bank, broker, dealer or other nominee, to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:
How may I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver's license. If your shares are held in "street name," you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your bank, broker, dealer or other nominee, or similar evidence of ownership. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.

Q:
What can I do if I change my mind after I vote my shares?

A:
You may change your vote at any time before your proxy is voted at the Annual Meeting. You may change your vote by (i) providing written notice of revocation to the Secretary of the Company at our corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you have instructed your bank, broker, dealer or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Q:
Who is paying for the cost of this proxy solicitation?

A:
The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers and regular employees may communicate with stockholders personally or by mail, telephone, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of proxies is approximately $110,000.

Q:
What is the deadline to submit stockholder proposals for the 2014 Annual Meeting?

A:
Notice of any director nomination or other proposal that you intend to present at our 2014 Annual Meeting of Stockholders must be delivered to our corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117 no earlier than October 1, 2013 and no later than the close of business on November 29, 2013. In addition, your notice must satisfy the conditions for such proposals set forth in our Bylaws, which contain requirements with respect to advance notice of director nominations and other stockholder proposals.

Q:
How can stockholders nominate a candidate for election as a director?

A:
The Company's Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

  Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting of stockholders must include the following information:

  •
  The name and address of the stockholder and any Stockholder Affiliate proposing to make the nomination and of the person or persons to be nominated;

  •
  The class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder or any Stockholder Affiliate and any derivative positions held or beneficially held by the stockholder or any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate;

  •
  A representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

  •
  A description of all arrangements or understandings between the stockholder(s) or Stockholder Affiliate supporting the nomination and each nominee;

  •
  Any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination;

  •
  The consent and commitment of the nominee(s) to serve as a director;

  •
  For each nominee, a completed and signed questionnaire, in a form provided by the Company upon written request, with respect to the background and qualification of such person being nominated and the background of any other person or entity on whose behalf the nomination is being made;

  •
  For each nominee, a written representation and agreement, in the form provided by the Company upon written request, with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of the Company;

  •
  A description of all agreements, arrangements and understandings between the stockholder and Stockholder Affiliate and any other person, including their name, in connection with the nominee; and

  •
  Whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

  For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the nomination; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the nomination; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Company's Bylaws will be forwarded to the Corporate Governance and Nominating Committee.

Q:
How can stockholders propose other actions for consideration at an annual meeting of stockholders?

A:
The Company's Bylaws provide that a stockholder seeking to propose actions at an annual meeting of stockholders (other than nomination of directors) must provide timely advance written notice to the Company. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the meeting.

  Under our Bylaws, a stockholder's notice of proposed action to be made at an annual meeting of stockholders must include the following information:

  •
  A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

  •
  The name and address of the stockholder proposing such business and any Stockholder Affiliate;

  •
  The class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder and any Stockholder Affiliate;

  •
  Any derivative positions held or beneficially held by the stockholder and any Stockholder Affiliate, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate with respect to the Company's securities;

  •
  A description of all agreements, arrangements and understandings between such stockholder or any Stockholder Affiliate and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

  •
  Any material interest of the stockholder or any Stockholder Affiliate in such business; and

  •
  Whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

  Any stockholder providing such notice shall promptly provide any other information that the Company may reasonably request. For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the proposal for action at an annual meeting; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the proposal for action at an annual meeting; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the annual meeting may refuse to acknowledge any business not brought before the meeting in compliance with the foregoing procedure.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, please write or call us at the following address and telephone number:

Deckers Outdoor Corporation
Attn: Corporate Secretary
495-A South Fairview Avenue
Goleta, California 93117
(805) 967-7611

  In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who hold shares in "street name" may contact their bank, broker, dealer or other nominee to request information about householding. This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2012, are available at http://www.deckers.com.

Q:
Where can I find voting results of the Annual Meeting?

A:
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

Q:
Whom should I contact with other questions?

A:
If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

 ELECTION OF DIRECTORS

PROPOSAL NO. 1

Overview

        The Company's Bylaws provide for the annual election of directors. The Company's Bylaws also provide that the directors shall consist of not less than one or more than ten members. The specific number of Board members within this range is established by the Board of Directors and is currently set at nine. There are currently nine Board members.

        At the Annual Meeting, stockholders will be asked to elect nine directors of the Company to serve until the Company's next annual meeting of stockholders to be held in 2014 and until his or her successor is elected and duly qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by the Board of Directors to become directors at the Annual Meeting are set forth below. Each of the proposed nominees currently serves as a member of the Board of Directors.

        Accordingly, if all nominees for director are elected, then following the Annual Meeting, the Board of Directors will consist of nine members, and a majority of the Board of Directors and all members of each of its standing committees will continue to be "independent" under applicable regulations as described below.

Voting Requirements

        The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Annual Meeting. The persons named as proxyholders in the attached proxy will vote to elect all nine director nominees named below unless contrary instructions are given in the proxy. Broker non-votes and proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such actions.

        Although each of the persons named below has consented to serve as a director if elected, and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the Board of Directors may reduce the number of directors fixed by our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of the nominee.

Agreements with Directors

        None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company.

Director Nominations

        The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director proposed by stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws and described above under "How can stockholders nominate a candidate for election as a director?". Stockholder nominations that meet the criteria outlined below will receive the same consideration that the Committee's nominees receive.

Director Qualifications

        Directors are responsible for overseeing and monitoring our business consistent with their fiduciary duties to our stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, and professional experience. As detailed under "Nominating Procedures and Criteria" below, the Board of Directors believes that there are both general requirements for services as a member of the Board of Directors that are applicable to all directors and other specialized criteria that should be represented on the Board as a whole, but not necessarily by each director.

        The names of the nominees for director and certain biographical information about them, including any public company directorships held by them over the last five years, are set forth below. In addition, information about the specific qualifications, attributes and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director of the Company is set forth below.

Legal Proceedings with Directors

        There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Qualifications for All Directors

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following:

All Director Nominees Exhibit:

  •
  Personal and professional integrity

  •
  Good business judgment

  •
  Relevant experience and skills

  •
  Ability to be an effective director in conjunction with the full Board of Directors in collectively serving the long-term interests of the Company's stockholders

  •
  Commitment to devoting sufficient time and energy to diligently performing their duties as a director

        The Committee considers many factors when identifying nominees for director, including diversity with respect to personal characteristics (including race and gender) as well as diversity in the experience and skills that contribute to the Board's performance of its responsibilities in the oversight of the Company's business. However, the Committee has not adopted a formal policy with respect to the consideration of diversity.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors

        The Nominating and Corporate Governance Committee believes that the competencies we seek in our directors should support our Company's strategies for long-term success. Below we identify the key qualifications and skills our directors bring to the Board of Directors that we believe are important in light of our business and strategic direction. The particular qualifications and skills that the Board of Directors considered in nominating each individual director nominee are included in the directors' individual biographies below.

Company Strategy	Qualifications, Attributes, Skills and Experience
Build niche brands into global lifestyle leaders	• Luxury/premium branding experience
• Entrepreneurial
Evolve and grow our multi-channel distribution	• Distribution/logistics expertise
• Retail experience
Pursue new, diverse and sophisticated marketing	• Sales and marketing experience
Grow our global business, involving complex financial transactions	• High level of financial literacy and experience
• International experience
• Public company management experience
Innovate based on our industry expertise	• Industry experience (footwear, apparel, accessories)
Manage risk appropriately in light of our long-term strategic goals	• Risk oversight experience

2013 Nominees for Director

Name	Age	Director Since	Principal Occupation
Angel R. Martinez	57	2005	Chair of the Board, President and Chief Executive Officer of the Company
John M. Gibbons(2)(4)	64	2000	Corporate Director
Karyn O. Barsa(1)(2)	51	2008	Chief Executive Officer of Coyuchi, Inc.
Maureen Conners(3)	66	2006	President of Conners Consulting
Michael F. Devine, III(2)	54	2011	Corporate Director
Rex. A. Licklider(3)	69	1993	Former Chief Executive Officer and Vice Chair of The Sports Club Company
John G. Perenchio(1)(3)	57	2005	Owner, Club Ride Apparel, LLC
James Quinn(1)	61	2011	Corporate Director
Lauri Shanahan(3)	50	2011	Corporate Director, Independent Consultant

(1)
Current Member of the Compensation and Management Development Committee

(2)
Current Member of the Audit Committee

(3)
Current Member of the Corporate Governance and Nominating Committee

(4)
Lead Director

Angel R. Martinez Director Since 2005 Age 57

Mr. Martinez has been President and Chief Executive Officer of the Company since April 2005. In September 2005, Mr. Martinez became a director of the Company and in May 2008, he became Chair of the Board of Directors. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will remain Chair of the Board of Directors. Mr. Martinez has also served as a director of Tupperware Brands Corporation (NYSE:TUP) since 1998.

Specific Qualifications, Attributes, Skills and Experience

  •
  Industry Experience—Extensive experience in the footwear industry, including serving as Chief Executive Officer and Vice Chair of Keen, LLC, an outdoor footwear manufacturer. Also served in a variety of positions at Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok.

  •
  Entrepreneurial—During his tenure at Keen, LLC, successfully established this incipient brand for future growth.

  •
  Sales and Marketing Experience—Served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd., a global athletic brand that creates and markets sports and lifestyle products.

  •
  International Experience—Held key management roles at Reebok International, Keen and the Company during periods of international expansion.

  •
  Luxury/Premium Branding Experience—Eight years experience with the UGG Australia brand, a premier brand in luxury and comfort footwear, handbags, apparel, and cold weather accessories. Acquired the Ralph Lauren Footwear brand, managed as a subsidiary of The Rockport Co.

  •
  Retail Experience and Distribution/Logistics Experience—Owned and operated his own retail stores. While President of Rockport, oversaw retail evolution for the brand, including opening over 50 Rockport brand stores. Involved in management of supply chain and distribution channels during his many years of industry experience.

  •
  Public Company Management Experience—Has served as President and Chief Executive Officer of the Company for eight years.

  •
  Risk Oversight Experience—15 years experience as a corporate director with risk oversight responsibilities.

John M. Gibbons Director Since 2000 Age 64

Mr. Gibbons is an independent consultant. He also serves as a director and Chair of the Audit Committee of National Technical Systems, Corp., a provider of integrated testing, certification, quality registration and systems evaluation services, since September 2003.

Specific Qualifications, Attributes, Skills and Experience

  •
  High Level of Financial Literacy and Experience—Currently serves as a member of the Company's Audit Committee and previously served as Chair of the Audit Committee until 2012. In addition to the positions listed above, from June 2000 to April 2004, Mr. Gibbons was Vice Chair of TMC Communications, Inc., a long distance, data and internet services provider, and was its

    Chief Executive Officer from June 2001 to April 2003. Mr. Gibbons was also Vice Chair of Assisted Living Corporation, a national provider of assisted living services, from March 2000 to December 2001.

  •
  Risk Oversight Experience—Extensive experience in risk oversight as a member and the former Chair of the Company's Audit Committee and Chair of the Audit Committee of National Technical Systems, Corp.

  •
  Industry Experience—13-year directorship at the Company.

  •
  Public Company Management Experience—Previously employed by The Sports Club Company, a developer and operator of health and fitness clubs which was previously listed on the American Stock Exchange, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion.

  •
  Luxury/Premium Branding Experience—Involved in several different capacities at The Sports Club Company, a company which markets clubs to affluent, health conscious individuals.

Karyn O. Barsa Director Since 2008 Age 51

Ms. Barsa has served as Chief Executive Officer of Coyuchi, Inc., a maker of organic cotton bedding, bath and baby products, since April 2009. From February 2008 to April 2009, she served as President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. She serves on the boards of Coyuchi, Inc. and The Directors' Organization Ltd., and the advisory board of Embark Stores, Inc.

Specific Qualifications, Attributes, Skills and Experience

  •
  High Level of Financial Literacy and Experience—In addition to the Chief Executive Officer and director positions discussed above, served as Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. Also holds a BA in Economics from Connecticut College and an MBA from the University of Southern California.

  •
  Risk Oversight Experience—Serves as a member of the Audit Committee and serves on the boards of Coyuchi, Inc. and The Directors' Organization Ltd.

  •
  Luxury/Premium Branding Experience—In addition to serving as Chief Executive Officer of Coyuchi, Inc., was Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer between 1999 and 2001.

  •
  Distribution/Logistics Experience—As Chief Executive Officer of Coyuchi, Inc., gained extensive experience in management of supply chain and distribution issues.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion, including serving as Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer between May 2007 and February 2008.

Maureen Conners Director Since 2006 Age 66

Ms. Conners is President of Conners Consulting, which she founded in 1992. Conners Consulting has worked with companies such as Johnson & Johnson, Ralph Lauren Footwear, Rockport, Hewlett Packard, Monster.com, Polaroid, Bausch and Lomb, Southcorp Wines, and Western Union Money Zap, providing a range of services including marketing and strategic planning, new product and new business development, and global brand building.

Specific Qualifications, Attributes, Skills and Experience

  •
  Sales and Marketing Experience—Prior to founding Conners Consulting, held senior level marketing positions with several leading consumer companies, including Senior Vice President of Marketing, Girls Division at Mattel. Prior to that, she served as Director of Marketing, Men's Jean's Division at Levi Strauss, and Group Marketing Manager at Gillette. Also has an MBA from the Wharton School of the University of Pennsylvania.

  •
  Industry and Luxury/Premium Branding Experience—Experience working with a myriad of footwear and apparel companies, including Ralph Lauren Footwear, Rockport and Levi Strauss.

  •
  International Experience—Worked for three multi-billion dollar global companies: Gillette, Levi Strauss and Mattel.

  •
  Entrepreneurial—Experience owning and running her own business as well as working with various startup companies.

  •
  Risk Oversight Experience—Significant profit and loss responsibility at a number of global companies.

Michael F. Devine, III Director Since 2011 Age 54

Mr. Devine retired as Senior Vice President and Chief Financial Officer from Coach, Inc. (NYSE: COH) in 2011. He currently serves as a member of the Board of Directors and Chair of the Audit Committee of Express, Inc. (NYSE: EXPR) and FIVE Below, Inc. (NYSE: FIVE). He also serves as a member of the Board of Directors of The Talbots Inc. and Sur La Table, Inc. From 2004 to 2007, Mr. Devine served as member of the Board of Directors and Chair of the Audit Committee of Educate (formerly NASDAQ: EEEE), a leading K-12 education service company with solutions such as Sylvan Learning Center. Mr. Devine also previously served as a member of the Board of Directors and of the Audit Committee of NutriSystem, Inc. (NASDAQ: NTRI).

Specific Qualifications, Attributes, Skills and Experience

  •
  High Level of Financial Literacy and Experience—In addition to Mr. Devine's experiences at Coach, Inc. and as a director, prior to joining Coach, served as Chief Financial Officer and Vice President-Finance of Mothers Work, Inc. from February 2000 until November 2001. From 1997 to 2000, was Chief Financial Officer of Strategic Distribution, Inc., a Nasdaq-listed industrial store operator. Previously, was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the prior six years he was the Director of Finance and Distribution for McMaster-Carr Supply Co. Holds a Bachelor of Science degree in Finance and Marketing from Boston College and an MBA in Finance from the Wharton School of the University of Pennsylvania.

  •
  Public Company Management Experience—Experience at Coach, Inc. involved managing a public company during a period of high growth.

  •
  Risk Oversight Experience—Eight years experience as a corporate director with risk oversight responsibilities.

  •
  Luxury/Premium Branding Experience—Coach, Inc. is a leading marketer of modern classic American accessories.

  •
  Industry Experience—In addition to experience at Coach, Inc., has served as a director of Express, Inc., a nationally recognized specialty apparel and accessory retailer offering both women's and men's merchandise.

  •
  Distribution/Logistics Experience and Retail Experience—Involved in supply chain and wholesale and retail distribution channels while at Coach, Inc.

  •
  International Experience—Involved in a global brand with worldwide operations while at Coach, Inc.

Rex A. Licklider Director Since 1993 Age 69

Mr. Licklider served as a director, Vice Chair and Chief Executive Officer of The Sports Club Company (OTC Markets: SCYL), a developer and operator of health and fitness clubs, a company he was involved with since 1994. Mr. Licklider served as the Chief Executive Officer of The Sports Club Company from March 2004 until October 2011 when it was acquired by Equinox, and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004.

Specific Qualifications, Attributes, Skills and Experience

  •
  Industry Experience—20-year directorship at the Company.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion.

  •
  Luxury/Premium Branding Experience—Involved in several different capacities at The Sports Club Company, a company which markets clubs to affluent, health conscious individuals.

  •
  Public Company Management Experience—Served as Chief Executive Officer for eight years of the Sports Club Company, which was previously listed on the American Stock Exchange.

  •
  High Level of Financial Literacy and Experience—Extensive experience as a Chief Executive Officer and director. In addition to the positions discussed above, from February 1992 to January 1993, Mr. Licklider was Chair of the Board of Directors of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chair of the Board of Directors and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.

  •
  Risk Oversight Experience—In addition to serving as a director and executive officer for various companies, has served as the Company's Lead Director from 2008 to 2012.

John G. Perenchio Director Since 2005 Age 57

Mr. Perenchio is a private investor. Beginning in 1999, he has held controlling interests in and is the principal manager of various music industry companies. Since late 2009, Mr. Perenchio has been involved in Club Ride Apparel, LLC, a start-up sports apparel company in which he owns a controlling interest. Currently he holds controlling interests in and co-manages Fearless Records, LLC, an independent rock music label distributed by Sony-BMG, and Fearmore Publishing, LLC, a music publishing company administered by Warner/Chappell Music, Inc.

Specific Qualifications, Attributes, Skills and Experience

  •
  Entrepreneurial—Involved in the formation of a myriad of different successful business enterprises, from music to apparel. From 1990 to 2003, served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries.

  •
  Industry Experience—Experience in apparel and has been a director of the Company for eight years.

  •
  Sales and Marketing Experience—Experience with designing and implementing marketing and sales plans in the music industry, internet retail, real estate industry and the sports apparel industry.

  •
  Risk Oversight Experience—In addition to the director and management experiences discussed above, from 1984 to 1990, served as in-house counsel at Triad Artists, Inc., one of the then premier talent agencies in the world, and prior to that, from 1982 to 1984, he practiced law as an attorney in California.

  •
  Public Company Management Experience—From 1992 to 2007, Mr. Perenchio was a director of Univision Communications, Inc., the leading Spanish-language media company in the United States.

James Quinn Director Since 2011 Age 61

Mr. Quinn retired as president of Tiffany & Co. [NYSE: TIF] effective January 31, 2012. He was named to Tiffany's board of directors in 1995 and served until 2008. Mr. Quinn also currently serves as a director of Mutual of America Capital Management, Inc.

Specific Qualifications, Attributes, Skills and Experience

  •
  Public Company Management Experience—As the former president of Tiffany & Co., oversaw retail sales in Tiffany stores in more than 50 countries, with responsibility for the company's global expansion strategy, including the significant Tiffany presence established throughout Asia. Joined Tiffany in 1986 and held a series of significant positions including Vice Chairman prior to his appointment as president in 2003.

  •
  Luxury/Premium Branding Experience—Tiffany & Co. is a jeweler and specialty retailer whose principal merchandise offering is fine jewelry.

  •
  Distribution/Logistics Experience and Retail Experience—At Tiffany & Co., involved in supply chain and retail and other distribution channels.

  •
  International Experience—While at Tiffany & Co., involved in a global brand with worldwide operations.

  •
  Risk Oversight Experience—Over 15 years experience as a corporate director with risk oversight responsibilities.

Lauri Shanahan Director Since 2011 Age 50

Ms. Shanahan is a seasoned retail executive with over 20 years of senior level experience across global, multi-channel, multi-brand enterprises and other specialty retail companies. Ms. Shanahan is also on the board of directors of Charlotte Russe Holding, Inc., a specialty retailer of apparel and accessories with over 500 stores, and Cedar Fair Entertainment Company, a publicly traded partnership that owns and operates multiple amusement parks. In addition, Ms. Shanahan is a principal of Maroon Peak Advisors, which provides a broad range of advisory services in the retail and consumer products sector.

Specific Qualifications, Attributes, Skills and Experience

  •
  Public Company Management Experience—Joined The Gap Inc. [NYSE: GPS] in 1992 and served in numerous leadership roles including Chief Administrative Officer, Chief Legal Officer and Corporate Secretary.

  •
  Distribution/Logistics Experience and Retail Experience—Involved in retail and other distribution channels and supply chain while at The Gap Inc. and as a consultant.

  •
  International Experience—Involved with global brands with worldwide operations while at The Gap Inc.

  •
  Industry Experience and Luxury/Premium Branding Experience—Gained experience in footwear, apparel and accessories at The Gap Inc., Charlotte Russe and through consulting business. The Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands.

  •
  Risk Oversight Experience—In addition to her other leadership roles at The Gap Inc., Ms. Shanahan served as Chief Compliance Officer where she oversaw the global corporate risk committee as well as the governance and compliance organization.

Summary of Qualifications of 2013 Nominees for Director

        The table below includes the specific qualifications, attributes, skills and experience of each director that led the Board of Directors to conclude that the director is qualified to serve on the Board of Directors. While we look to each director to be knowledgeable in each of these areas, an "X" in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board of Directors. The lack of an "X" for a particular item does not mean that the director does not possess that qualification, attribute, skill or experience.

	Angel Martinez	John Gibbons	Karyn Barsa	Maureen Conners	Mike Devine	Rex Licklider	John Perenchio	James Quinn	Lauri Shanahan
Luxury/Premium Branding Experience	X	X	X	X	X	X		X	X
Entrepreneurial	X	X	X	X		X	X
Distribution/Logistics Experience	X		X		X			X	X
Retail Experience	X		X	X	X			X	X
Sales and Marketing Experience	X		X	X			X
High Level of Financial Literacy and Experience		X	X		X	X
International Experience	X		X	X	X			X	X
Public Company Management Experience	X	X		X	X	X	X	X	X
Industry Experience (footwear, apparel, accessories)	X	X	X	X	X	X	X		X
Risk Oversight Experience	X	X	X	X	X	X	X	X	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

 CORPORATE GOVERNANCE

Corporate Governance Principles

        Pursuant to Delaware law and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

        The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company's business. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other senior management personnel, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

        The Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Nasdaq Listing Rule 5605(a)(2) of the NASDAQ Stock Market LLC ("Nasdaq") and applicable rules of the SEC. The guidelines for director independence are set forth in our Corporate Governance Guidelines and are posted on our website at www.deckers.com. These guidelines help ensure that the Board of Directors and its committees are independent from management and that the interests of the Board of Directors and management align with the interests of the stockholders. Based on these standards, the Board of Directors has determined that each of our directors, other than Mr. Martinez, is independent (including, with respect to Audit Committee members, the heightened independence criteria applicable to such committee members under Nasdaq and SEC independence standards).

Board of Directors Meetings

        The Board of Directors held nine meetings during the year ended December 31, 2012. For the fiscal year ended December 31, 2012, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served. Time is scheduled for our independent directors to meet in an executive session at every Board meeting. As Lead Director, Mr. Gibbons presided at these executive sessions.

        The Company's Corporate Governance Guidelines states that directors are expected to attend the Company's annual meeting of stockholders. All members of the then Board of Directors attended the Company's 2012 Annual Meeting of Stockholders.

Committees of the Board of Directors

        The Board of Directors has three standing committees: an Audit Committee, a Compensation and Management Development Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each of the directors serving on each of these three committees is "independent" as that term is defined under Nasdaq Listing Rule 5605(a)(2) and applicable rules of the SEC, including the heightened independence criteria applicable to Audit Committee members.

        At the date this Proxy Statement went to press, membership of the committees was as listed below.

Audit	Compensation and Management Development	Corporate Governance and Nominating
Michael F. Devine, III (Chair)	John G. Perenchio (Chair)	Maureen Conners (Chair)
John M. Gibbons	Karyn O. Barsa	John G. Perenchio
Karyn O. Barsa	James Quinn	Lauri Shanahan
Rex A. Licklider

  Audit Committee

        The Audit Committee oversees (i) management's conduct of, and the integrity of, the Company's financial reporting to any governmental or regulatory body, stockholders, the public and any other uses of Company financial reports, (ii) the Company's systems of internal controls and procedures over financial reporting and disclosure, (iii) the qualifications, engagement, compensation, independence and performance of the independent registered public accounting firm that shall audit the annual financial statements of the Company, audit the effectiveness of the Company's internal controls over financial reporting, and review the quarterly financial statements, and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review or attest services for the Company, (iv) the Company's legal and regulatory compliance, (v) the application of the Company's related person transaction policy as established by the Board of Directors, and (vi) the applications of the Company's Code of Ethics as established by management and the Board of Directors. The Committee held eight meetings during 2012. At the date this Proxy Statement went to press, Mr. Devine was Chair of the Audit Committee, which was comprised of Messrs. Devine and Gibbons and Ms. Barsa. The Board has determined that Mr. Devine qualifies as an "audit committee financial expert" as defined under the rules of the SEC. All of the members of the Audit Committee meet the independence and experience requirements of the Nasdaq Listing Rules and the independence requirements of the SEC. The Audit Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

  Compensation and Management Development Committee

        The Compensation and Management Development Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, (iv) makes recommendations to the Board of Directors with respect to incentive-compensation plans including equity-based plans, (v) oversees and approves the management continuity planning process, (vi) reviews and evaluates the succession plans relating to the executive officers, and (vii) produces an annual report on executive compensation for inclusion in the Company's proxy statement for the annual meeting of stockholders. The Compensation and Management Development Committee also reviews and recommends to the Board of Directors any new compensation or retirement plans and administers the Company's 2006 Equity Incentive Plan (the "2006 Plan"). The Compensation and Management Development Committee held nine meetings during 2012. At the date this Proxy Statement went to press, Mr. Perenchio was Chair of the Compensation and Management Development Committee, which was comprised of Messrs. Perenchio and Quinn and Ms. Barsa. All of the members of the Compensation and Management Development Committee meet the independence requirements of all applicable Nasdaq Listing Rules and SEC rules and regulations. The Compensation and Management Development Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee (i) develops and recommends to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders, (iii) identifies individuals qualified to become directors, consistent with criteria specified in the Corporate Governance Guidelines, (iv) recommends to the directors membership of the Committees of the Board of Directors, (v) ensures that the Company's Certificate of Incorporation and Bylaws are structured in a way that best serves the Company's practices and objectives and recommends to the Board, as conditions dictate, that it proposes amendments to the Company's Certificate of Incorporation and Bylaws, and (vi) oversees the evaluation of the Board of Directors and Committees of the Board of Directors. The Corporate Governance and Nominating Committee held four meetings during 2012 and communicated as frequently throughout the year as was necessary to fulfill its duties. At the date this Proxy Statement went to press, Ms. Conners was Chair of the Corporate Governance and Nominating Committee, which was comprised of Ms. Conners, Ms. Shanahan, Mr. Perenchio and Mr. Licklider. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of all applicable Nasdaq Listing Rules and SEC rules and regulations. The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

Nominating Procedures and Criteria

        Among its functions, the Corporate Governance and Nominating Committee considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director proposed by our stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws and described above under "How can stockholders nominate a candidate for election as a director?". Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee are discussed above under "Qualifications for All Directors." In evaluating candidates for certain Board positions, the Committee also evaluates additional criteria, as discussed above under "Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors."

        In selecting nominees for the Board of Directors, the Corporate Governance and Nominating Committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and considers the candidate's ability to contribute to the success of the Company. In evaluating an existing director for re-election, the Corporate Governance and Nominating Committee considers the existing director's Board and committee meeting attendance and performance, the length of service on the Board of Directors, experience, skills and contributions brought to the Board of Directors, and independence.

        The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.

        As of the date this Proxy Statement went to press, our stockholders had not proposed any candidates for election at the Annual Meeting.

Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to the Company. The Corporate Governance Guidelines outline the general principles regarding the role and functions of the Board of Directors including director qualifications; director independence; Board meetings; Board committees; the Chair and Lead Director of the Board of Directors; director access to officers, employees, and independent advisers; interaction with stockholders and other constituents; director compensation; director orientation and continuing education; adoption of stockholder rights plans; establishment of evaluation of the Chief Executive Officer and management succession; annual Board self-evaluations; ethical expectations; and monitoring reports of irregularities. The complete copy of the Company's current Corporate Governance Guidelines is available on our website at www.deckers.com.

Management Succession

        Pursuant to our Corporate Governance Guidelines, the Compensation and Management Development Committee provides an annual report to the Board of Directors on emergency and expected Chief Executive Officer succession planning. The Board of Directors works with the Compensation and Management Development Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer provides the Compensation and Management Development Committee with his input as to potential successors.

Board Leadership Structure and Lead Director

        We have employed a leadership structure utilizing a combined Chair and Chief Executive Officer for many years and the Board of Directors believes that this leadership structure has been effective. The combined Chair and Chief Executive Officer provides a single leader for us who is seen by our employees, customers, business partners and stockholders as providing clear direction and strong leadership. Furthermore, the Board of Directors believes this structure facilitates communication between the Board of Directors and our management. In light of this combined office, the Board of Directors has implemented various counterbalancing governance structures including a Lead Director, an eight-ninths independent board, committees of the Board of Directors comprised solely of independent directors, and established governance guidelines.

        In March 2008, the Board of Directors established the position of Lead Director. In 2012, the Board of Directors elected Mr. Gibbons as the Lead Director, for a two-year term. Pursuant to our Corporate Governance Guidelines, the Lead Director is an independent director who is selected for a two-year term by the independent directors on the Board of Directors. The Lead Director's responsibilities include (i) coordinating the scheduling and preparation of agendas for the executive sessions of the Board and other meetings of the Board in the absence of the Chair of the Board, (ii) chairing executive sessions of the Board and other meetings of the Board in the absence of the Chair of the Board, (iii) approving information sent to the Board, (iv) serving as a liaison between the Chair of the Board and the other independent directors, (v) approving the meeting agendas for the Board and approving the meeting schedules of the Board to assure that there is sufficient time for discussion of all agenda items, and (vi) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of independent directors.

Board Role in Risk Oversight

        While risk management is primarily the responsibility of our management, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board of Directors delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for: (i) reviewing and discussing with management, the highest ranking manager of internal audit and the independent registered public accounting firm the Company's financial risk exposures and assessing the policies and processes management has implemented to monitor and control such exposure, (ii) assisting the Board in fulfilling its oversight responsibilities regarding our policies and processes with respect to risk assessment and risk management, including any significant non-financial risk exposures, and (iii) reviewing our annual disclosures concerning the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee's work in overseeing risk management, our full Board of Directors regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from the Chair of the Audit Committee.

        Our legal and internal audit executives report directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the internal audit executive and with representatives of our independent registered public accounting firm. The Chair of the Audit Committee reports to the full Board of Directors regarding material risks as deemed appropriate. Every Board meeting agenda also includes a time to discuss risk management updates. In addition to the responsibilities undertaken by the Audit Committee, the other Board committees have oversight of specific risk areas, consistent with the committees' charters and responsibilities. For example, the Compensation and Management Development Committee oversees the design of our executive compensation program so as to mitigate compensation-related risk and our Corporate Governance and Nominating Committee develops our Corporate Governance Guidelines to establish appropriate governance practices.

Communications with Directors

        Stockholders may communicate with the Chair of the Audit Committee, Corporate Governance and Nominating Committee, or Compensation and Management Development Committee, or with our independent directors as a group, by writing to any such person or group c/o the Corporate Secretary, at the Company's offices at 495-A South Fairview Avenue, Goleta, California 93117.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

        In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Code of Ethics and Accounting and Finance Code of Ethics

        The Company has adopted a Code of Ethics to help its officers, directors and other employees comply with the law and maintain the highest standards of ethical conduct. The Code of Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Board has also adopted an Accounting and Finance Code of Ethics which focuses on the financial reporting process and applies to the Company's CEO, CFO and Corporate Controller (and other officers serving similar functions) and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxey Act of 2002 and the rules promulgated thereunder. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Ethics or the Accounting and Finance Code of Ethics will be promptly disclosed publicly on our corporate website. Both our Code of Ethics and our Accounting and Finance Code of Ethics are available on our website at www.deckers.com.

Compensation and Management Development Committee Interlocks and Insider Participation

        As of the date of this Proxy Statement, the members of the Compensation and Management Development Committee consisted of Messrs. Perenchio and Quinn and Ms. Barsa, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2012 or is a former officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship with the Company during 2012 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on the Board of Directors or Compensation and Management Development Committee.

 EXECUTIVE OFFICERS

        Each executive officer of the Company serves at the discretion of the Board of Directors. Biographical information for the executive officers of the Company as of the date this Proxy Statement went to press is set forth below. There are no family relationships between any executive officer and any other executive officer or director. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Executive Officer	Age	Position
Angel R. Martinez	57	Chair of the Board of Directors, President and Chief Executive Officer
Thomas A. George	57	Chief Financial Officer
Zohar Ziv	60	Chief Operating Officer
Constance X. Rishwain	54	President of the UGG® brand
Peter K. Worley	52	President, Asia Pacific
Stephen M. Murray	53	President, EMEA
David Powers	46	President, Direct to Consumer

        Angel R. Martinez.    The biographical summary for Mr. Martinez is presented earlier under the heading "2012 Nominees for Director."

        Thomas A. George, age 57, has been our Chief Financial Officer since September 2009. Mr. George has over 30 years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, from February 2005 to September 2009, Mr. George was Chief Financial Officer of Ophthonix, Inc., a private technology company. Prior to Ophthonix, from October 1997 through February 2005 Mr. George was the Chief Financial Officer of publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE:LUX), a global consumer products brand with wholesale and retail distribution of multiple product categories including sunglasses and prescription eyewear, apparel, footwear, watches and electronics. Prior to Oakley, from December 1987 through October 1997 Mr. George was the Senior Vice President and Chief Financial Officer of REMEC, Inc., a public technology company. Mr. George has also served as Corporate Controller and Manager of Financial Planning for other public technology firms. He began his career at Coopers & Lybrand where he became a Certified Public Accountant. He received a BS in Business Administration from the University of Southern California.

        Zohar Ziv, age 60, has been our Chief Operating Officer since December 2007 after serving as Chief Financial Officer and Executive Vice President, Finance and Administration since March 2006. Mr. Ziv also served as interim Chief Financial Officer after his promotion to Chief Operating Officer from December 2007 to April 2008. Previously, from February 2004 to December 2005, Mr. Ziv was Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America, from June 2002 to February 2004.

        Constance X. Rishwain, age 54, has been the President of UGG Australia since December 2002. She also served as President of Simple from December 2002 to December 2009. Prior to her promotion to President in December 2002, she served as the Vice President, Brand Manager of UGG since April 1999 and Vice President, Brand Manager of Simple since January 2001. Ms. Rishwain held the positions of Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales—Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us in January 1995, Ms. Rishwain held the position of Vice President of

Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities, including Vice President Merchandising of Nine West retail division.

        Peter K. Worley, age 52, was made President of Deckers Asia Pacific effective as of January 1, 2012. From March 2006 to December 2011, Mr. Worley served as President of Teva. From October 2005 to March 2006, Mr. Worley served as Vice President of US Sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996, and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.

        Stephen M. Murray, age 53, joined the Company as President of Europe, Middle East and Africa (EMEA) in May 2011. Prior to joining the Company, Mr. Murray served as Global President of Urban Outfitters Inc. (NASDAQ: URBN) from April 2010 to May 2011. Prior to Urban Outfitters Mr. Murray, was at VF Corporation, where he served as President, VF Action Sports Coalition since February 2009, overseeing the Vans and Reef brands. Prior to assuming that role, Mr. Murray was President of VF's Vans brand from 2004 to 2009. Mr. Murray had been the Chief Marketing Officer for Vans, Inc. from 2002 to 2004 and Senior Vice President, International from 1998 to 2002. Prior to joining Vans, Inc., Mr. Murray held various leadership roles, including Vice President of Global Apparel in the U.S. and abroad for Reebok International, Ltd. from 1991 to 1998. Mr. Murray holds a BA in Business Studies from Middlesex University, England.

        David Powers, age 46, joined the Company as President of Direct to Consumer in August 2012. Prior to joining the Company, Mr. Powers served as Vice President of Global Direct to Consumer and Licensed Retail for Converse, a division of Nike, Inc. (NYSE: NIKE), since 2008. Prior to Converse, Mr. Powers served as Worldwide General Merchandise Manager at Timberland from 2003 to 2008. Mr. Powers also served as a Global Divisional Merchandise Manager for The Gap Inc. [NYSE: GPS] for ten years.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Management Development Committee, which we refer to as the Committee for purposes of this Compensation Discussion and Analysis, is responsible for the compensation of our Named Executive Officers (defined below). In this section we discuss and analyze the compensation of our principal executive and principal financial officers and our three other most highly compensated executive officers for the fiscal year ended December 31, 2012, which we refer to as the "Named Executive Officers." This section is divided into the following five parts:

  •
  Executive Summary

  •
  Compensation Philosophy and Objectives

  •
  Compensation Consultant and Market Comparisons

  •
  2012 Executive Compensation Elements

  •
  Other Compensation Considerations

        Our Named Executive Officers for 2012 were the following:

  •
  Mr. Angel R. Martinez—Chair of the Board of Directors, President and Chief Executive Officer

  •
  Mr. Thomas A. George—Chief Financial Officer

  •
  Mr. Zohar Ziv—Chief Operating Officer

  •
  Ms. Constance X. Rishwain—President of the UGG brand

  •
  Mr. Stephen M. Murray—President of Europe, Middle East and Africa (EMEA)

Executive Summary

  The 2012 Fiscal Year in Review

        Our results for fiscal 2012 are a reflection of our strong brand presence in a challenging economic environment. Highlights of the year include:

  •
  Our net sales increased 2.7% to a record $1.414 billion, marking over a decade of year-over-year top line growth;

  •
  In the face of macroeconomic challenges, unfavorable weather and continued cost pressures, our diluted earnings per share was $3.45 compared to $5.07 last year, which is the first annual earnings per share decline in over five years;

  •
  Our gross margin was 44.7% compared to 49.3% last year, with the impact of increased sheepskin costs accounting for approximately 450 basis points of gross margin pressure;

  •
  We continued our efforts to diversify our global presence, with over 30% of our business conducted internationally;

  •
  We continued to evolve and grow our multi-channel distribution strategy to support our broader, more extensive product lines;

  •
  Our retail sales increased 30.1% to $246.0 million compared to $189.0 million last year, driven by the opening of 30 new stores;

  •
  Our eCommerce sales increased 22.6% to $130.6 million compared to $106.5 million last year, driven by increased traffic on our existing websites, higher conversion, increased mobile sales and the addition of two new sites;

  •
  We believe that our sales continued to demonstrate the desirability of the UGG brand amongst consumers and that we continued to elevate the brand's status via compelling new product introductions and more integrated marketing programs; and

  •
  We used targeted and highly integrated marketing campaigns to showcase our brands to consumers like never before.

  We Pay for Performance

        Our executive compensation program is designed to pay for performance. Our fiscal 2012 financial performance, along with the individual performance of our executive officers, served as key factors in determining compensation for 2012, including as follows:

  •
  Annual cash incentive plan awards are based on achievement with respect to a combination of earnings before interest, taxes, depreciation and amortization (EBITDA) targets, and individual financial and non-financial performance goals tailored to each executive's role. Examples of these individual performance goals include targeted performance with respect to annual net sales, inventory turn, operating expenses, as well as achievement of qualitative strategic goals.

  •
  Despite record revenue results, because certain financial goals were not achieved in 2012, we did not make payments under our 2012 Annual Cash Incentive Plan with respect to Company performance goals. However, due to the achievement of important strategic goals, we made payments under our 2012 Annual Cash Incentive Plan with respect to individual goals.

  •
  Annual equity incentive plan awards are based on one-year diluted earnings per share targets.

  •
  Because certain financial goals were not achieved in 2012, the 2012 Annual Equity Awards were not earned.

  •
  Long-term equity awards are based on annual revenue and diluted earnings per share targets over a four-year period and are designed to reward the achievement of exceptional performance.

        We believe that these metrics provide for a balanced approach to measuring annual and long-term Company performance and are designed to align our executive compensation policies with the Company's strategic objectives, which may be quantitative or qualitative in nature.

        Furthermore, our executive compensation mix is heavily weighted toward performance-based compensation, and limits guaranteed annual pay. At the same time, we review annually the mix between guaranteed pay and at-risk pay and establish appropriate performance targets so as to mitigate our compensation-related risk.

        For example, as illustrated in the chart below, the guaranteed pay (base salary and all other compensation) of our Chief Executive Officer is only approximately 20% of his potential 2012 compensation and approximately 80% is at-risk and dependent on Company or individual performance. These percentages are based on the Summary Compensation Table amounts for base salary, stock awards (including annual equity awards and 2012 LTIP awards) and all other compensation, and assumed achievement of the target level of performance under the 2012 Annual Cash Incentive Plan. This chart reflects the 2012 LTIP awards but not Level 1, Level 2, or Level 3 awards.

CEO's 2012 Guaranteed Pay vs. At-Risk Pay

        The result of our emphasis on at-risk pay was evident in the 2012 pay actually earned by our Chief Executive Officer. Because certain financial and operational goals for 2012 were not achieved, our Chief Executive Officer did not receive any payments under our 2012 Annual Cash Incentive Plan with respect to Company performance goals, and only received payments under that plan for the achievement of specified individual performance goals relating to our qualitative strategic objectives. In addition, because certain financial goals for 2012 were not achieved, our 2012 Annual Equity Awards were not earned. Therefore, as illustrated below, our Chief Executive Officer did not earn approximately 49% of his potential 2012 "at-risk" compensation and only received approximately 4% of his potential 2012 "at-risk" compensation for achievement of his individual performance goals under our 2012 Annual Cash Incentive Plan. The remaining 47% of his "at-risk" compensation is in the form of long-term equity awards, which will only be earned if certain aspirational long-term Company financial goals are met in 2015.

CEO's 2012 At-Risk Pay Not Earned

  Recent Changes to our Compensation Practices

        Recent changes to our compensation practices to further align the interests of our Named Executive Officers with those of our stockholders, include:

  •
  Eliminating excise tax gross-ups as a result of termination following a change of control from the Change of Control and Severance Agreements.

  •
  Adopting stock ownership guidelines for our Named Executive Officers in 2011 and for our directors in 2010.

  •
  Adding a Clawback Policy provision to our annual equity awards granted in 2011 and 2012 subjecting these awards to a Clawback Policy. In December 2012, the Board of Directors adopted a Clawback Policy.

  We Have Adopted Other Compensation Practices that Benefit our Stockholders

  •
  Annual cash incentive awards are only earned if significant financial and non-financial performance levels are achieved. In 2012, no annual cash incentive awards were paid as a result of Company financial performance in 2012. Annual cash incentive awards were only paid with respect to achievement of individual performance goals relating to our strategic objectives.

  •
  If earned, our annual equity awards become fully vested after 3 years, to encourage retention of key executives. No annual equity awards were earned with respect to our performance in 2012.

  •
  If earned, based on aspirational long-term Company financial goals, our long-term equity incentive awards fully vest over 5 years (for our Level 1 awards), 10 years (for our Level 2 awards) and 4 years (for our Level 3 awards and 2012 LTIP awards) after initial grant, providing additional retentive qualities.

  •
  Our insider trading policy prohibits our directors, Named Executive Officers, and other key executives from hedging the economic interest in the Company securities that they hold and from engaging in speculative transactions with respect to our stock, from holding Company securities in margin accounts, from short sales, and from using stock as collateral for a loan.

  •
  Generally, we do not provide our US-based executives benefits or perquisites that are not provided to all employees. Benefits or perquisites provided to our executives outside of the US are commensurate with local pay practices.

Compensation Philosophy and Objectives

        At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for our executive officers are competitive and consistent with market conditions in order to attract and retain key executives critical to the Company's long-term success. When reviewing and approving our executive compensation program, the Committee is guided by the following four principles:

  •
  Attract key executives with the proper background and experience required for the future growth of the Company

  •
  Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial performance and the creation of long-term stockholder value

  •
  Provide a significant proportion of potential total compensation through variable, performance-based components, which can increase or decrease to reflect achievement of pre-established Company and individual goals

  •
  Provide incentives for achieving both short-term and long-term Company goals

        The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and structure of compensation for the Named Executive Officers, as well as other executive officers. The Committee considers such Company performance measures as net sales, operating expenses, diluted earnings per share, EBITDA, and other similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2012, the most important qualitative factors in determining incentive compensation awards to the Named Executive Officers were the Committee's assessment of their contributions to the Company's achievement of certain strategic goals and ability to achieve substantial financial results in a challenging environment.

        The Committee also evaluates the total compensation of the Named Executive Officers and other executives in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. As the starting point for its analysis, the Committee generally targets a specific percentile range of the peer company data in determining compensation for executive officers as discussed in more detail below.

Compensation Consultant and Market Comparisons

  Compensation Consultant

        The Committee receives assessments and advice regarding the Company's compensation practices and philosophy from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FWC). While the Company is not obligated to retain an independent compensation consultant, the Committee believes that the use of an independent consultant provides additional assurance that our executive compensation programs are competitive and consistent with market conditions, as well as consistent with our objectives.

        In accordance with applicable SEC rules, the Committee took certain factors, which it believes may affect the independence of a compensation consultant, into consideration when selecting FWC. In particular, at a meeting of the Committee, the Committee discussed: (i) whether any other services had been or were being provided by FWC to the Company, (ii) the amount of fees paid by the Company to FWC as a percent of FWC's total revenues, (iii) FWC's policies and procedures designed to prevent conflicts, a copy of which was provided to the Committee prior to the meeting, (iv) FWC's ownership of Company stock, and (v) any business or personal relationships between FWC and any Committee members or the Company's executive officers. Following the consideration of these factors, and such additional factors as the Committee deemed appropriate under the circumstances, the Committee made an affirmative determination that FWC is independent and unanimously approved the engagement of FWC.

        FWC was retained by and reports directly to the Committee, and provides information on competitive practices and trends in our industry and makes recommendations regarding the design of our compensation program. Our management did not engage FWC in any other capacity for 2012 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program.

  Market Comparisons

        In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded footwear and apparel companies (collectively, the "Peer Group"). The Peer Group, which is reviewed and updated at least annually by the Committee, consists of companies against which the Committee believes the Company competes for executive talent and for stockholder investment. The Peer Group used for 2012 compensation is composed of companies in related businesses of similar size and market value and consisted of the following 12 companies:

• Columbia Sportswear Company	• The Timberland Company	• Lululemon Athletica, Inc.
• Crocs, Inc.	• Under Armour, Inc.	• Guess, Inc.
• Skechers U.S.A., Inc.	• Wolverine World Wide, Inc.	• Coach, Inc.
• Steven Madden, Ltd.	• Fossil, Inc.	• Warnaco Group, Inc.

        For comparison purposes, at the time 2012 compensation was established, the Company's annual revenues were below the median of the Peer Group, the Company's net income was above the median, and the Company's market capitalization was above the median. The Committee generally sets the target for annual total direct compensation (defined as base salary, plus annual cash incentive plan compensation, plus annual equity incentive compensation) for the Named Executive Officers between median and 75th percentile of compensation paid to executives with similar titles and levels of responsibility within the Peer Group. The Committee generally sets the target for overall total direct compensation (defined as annual total direct compensation, plus long-term equity incentive compensation assuming achievement at a level above the threshold) for the Named Executive Officers between the 75th and the 100th percentile of compensation paid to executives with similar titles and levels of responsibility within the Peer Group. We believe the target percentile amounts are appropriate because the performance goals in the long-term equity incentive plan are set at a level that we believe represents commensurate Company financial performance. We believe it also allows the Company to attract and retain the qualified executives necessary to attain top quartile performance. However, while the Committee uses the Peer Group for general guidance as to the targets for annual and overall total direct compensation, the Committee continues to exercise its judgment and considers a variety of factors when setting compensation levels, including general economic conditions, actual recent individual performance and performance expectations.

        The Committee also reviews where actual overall total direct compensation and other benchmarked compensation amounts fall relative to targeted levels to ensure actual compensation is aligned with actual performance. For all of the Named Executive Officers, 2012 actual overall total direct compensation, calculated in accordance with the definition above, was between approximately 16% to 50% below the target of the 75th percentile. The 2012 actual overall total direct compensation was less than the targeted amounts because our Named Executive Officers did not receive payments under our 2012 Annual Cash Incentive Plan with respect to the achievement of Company performance goals and the 2012 Annual Equity Awards were not earned.

        For 2013 compensation decisions, the Peer Group has changed from the companies listed above to eliminate The Timberland Company (which was acquired in 2011) and Coach, Inc., and to add Quicksilver, Inc., and Oxford Industries, Inc. In selecting this Peer Group, the Committee considered a variety of factors including the following: the companies that constitute peers-of-peers, footwear and apparel manufacturers with retail stores, companies that are similar in size based on revenue and market capitalization, companies with recent high growth in revenue, earnings per share or other performance metrics, companies with significant brand recognition, companies with international scope, companies that have recently experienced material changes in size or significant corporate transactions, companies in the Consumer Durables & Apparel industry classification, and peers considered by proxy advisors. The Committee believes the new Peer Group will provide the Committee with data that reflects the Company's current business stage and competitors so that the Company can continue to evaluate its executive compensation program versus an appropriate peer group.

2012 Executive Compensation Elements

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives with necessary experience for our future growth	Not performance-based
Cash	Annual Cash Incentive Plan Award	Incentive for executives to achieve annual pre-established goals	Company and individual performance goals, both quantitative and qualitative, approved by the Committee annually
Equity	Annual Equity Awards (Nonvested Stock Units or "NSUs")	Incentive to achieve annual Company financial goals; encouraging executive stock ownership; retention of key executives	Diluted earnings per share target for year of the grant
Equity	Long-Term Equity Incentive Awards—Level 1 and Level 2 (includes Restricted Stock Units or "RSUs" and Stock Appreciation Rights or "SARs")	Incentive to achieve aspirational long-term Company financial goals; aligning executives' interests with those of our stockholders; retention of key executives	Diluted earnings per share and revenue targets approximately five and ten years from year of grant
Equity	Long-Term Equity Incentive Awards—Level 3 and 2012 LTIP (includes RSUs)	Incentive to achieve aspirational long-term Company financial goals; aligning executives' interest with stockholders; retention of key executives	Diluted earnings per share and revenue targets approximately four years from year of grant
Benefits

For US-based executives: 401(k) match; health and welfare benefits; long-term disability insurance; life insurance; product discounts. For international executives: also receive pension, car allowance and relocation

Provide competitive, broad-based employee benefits structure; benefits offered to US-based Named Executive Officers are generally offered to all full time employees. For international executives, benefits reflect local market

Not performance-based
Severance Arrangements	Change of Control and Severance Agreements; Provisions in Equity Awards	To recruit and retain key executives and maintain a stable and effective management team in the event of a change of control	Not performance-based

  Base Salary.

  What this Compensation Element is Designed to Reward

        We provide base salaries to attract and retain key executives with the necessary experience for our future growth. Base salaries reflect each Named Executive Officer's responsibility level, individual performance, and business experience. Base salaries also provide a guaranteed base amount of compensation. The Committee balances the levels of guaranteed pay through base salaries with at-risk pay, to properly maintain the Company's compensation-related risk and implement the Company's pay-for-performance philosophy.

  How We Choose the Amount of this Compensation Element

        The Committee establishes base salaries after review of the Peer Group compensation data and with the objective of emphasizing performance-based compensation, while also attracting and retaining qualified executive candidates. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance, responsibility level, and comparable market salaries. In order to appropriately balance guaranteed pay with at-risk performance-based compensation, the Committee generally sets base salary in the median to 75th percentile of the base salaries paid to executives with similar titles and levels of responsibility within the Peer Group and considering individual performance, responsibility level and contribution, and experience. The following table summarizes adjustments made to base salaries for the Named Executive Officers during 2012 compared to 2011:

Named Executive Officer	Base Salary	Base Salary Change
Angel R. Martinez	$1,200,000	Increased by 20.0%
Thomas A. George	$475,000	Increased by 18.8%
Zohar Ziv	$600,000	Increased by 0%
Constance X. Rishwain	$475,000	Increased by 13.1%
Stephen M. Murray	$655,080	Increased by 2.4%

        Consistent with our salary review described above, each of the Named Executive Officers other than Mr. Ziv received base salary increases in 2012. These increases were made based on their performance and to align this compensation element with market comparables and to retain executives we believe have been instrumental to our financial success.

  Annual Cash Incentive Plan Compensation.

  What this Compensation Element is Designed to Reward

        The Committee believes in tying our executives' total incentive compensation to the short and long-term financial and strategic objectives of the Company to align our executives' interests with those of our stockholders. As a result, the Committee has designed our annual cash incentive plan to reward achievement of our financial and strategic goals. At the beginning of each year, the Committee reviews our financial and strategic plan for the next fiscal year and for the years ahead and then establishes specific annual Company financial goals, as well as specific strategic goals for each executive. By establishing annual goals, the Committee sets appropriate performance expectations for our executives and makes our executives accountable for our continued growth and success. Furthermore, the executives will only receive payment with respect to achievement of Company performance goals if the Company performs well for our stockholders, as defined by the performance criteria set by the Committee at the beginning of the year.

        In addition, the Committee may exercise discretion and award amounts outside of the annual cash incentive plan. In 2012, the Committee did not grant any discretionary amounts outside of the 2012 Annual Cash Incentive Plan.

  How We Choose Amount of this Compensation Element

        For 2012, each of the Named Executive Officers was eligible to receive annual cash incentive plan compensation based on the following formula:

        The components of the annual cash incentive plan compensation are:

  •
  Company Profit.  Based on the Company's 2012 earnings before interest, taxes, depreciation and amortization (EBITDA). No amounts were earned with respect to this component in 2012.

  •
  Quantitative Management by Objectives (MBO).  Based on quantitative Company financial goals that are applicable to each officer. No amounts were earned with respect to this component in 2012.

  •
  Qualitative MBO.  Based on qualitative strategic goals that are applicable to each officer. Each of our Named Executive Officers earned awards with respect to this component in 2012 as described below.

        The Committee establishes an EBITDA goal, which is the same for each officer, and quantitative and qualitative MBO goals, which are unique to each officer, at the beginning of each year and the officers receive compensation for the subsequent attainment of these goals. Each component of the award for each officer is calculated separately by multiplying the full target bonus amount for each officer by the percentage of target earned for each component and then multiplying this amount by the weighting of each component in accordance with the terms of the 2012 Annual Cash Incentive Plan.

        The target amount for the award for 2012 for each executive, except for Mr. Martinez and Mr. Murray whose targets were 100% and 50% of base salary, respectively, was 75% of base salary, with the potential to exceed the target and earn up to 250% for the Company profit portion, up to 250% for the quantitative MBO portion and up to 100% for the qualitative MBO portion. The Committee believes that utilizing these multiples of base salary provides our Named Executive Officers with the opportunity to earn significant cash incentive payments for exceptional contributions to our financial and strategic successes, while also limiting the maximum potential awards and thereby mitigating compensation-related risk by discouraging the executives from taking unnecessary risk to achieve higher performance.

        The target amounts and relative weight of the Company profit portion and MBO portions of each executive's annual cash incentive plan compensation may be varied by the Committee from year to year. In general, those executives that are responsible for brands and have influence over brand decisions are less heavily weighted on the Company profit portion than those executives whose efforts cannot be directly attributed to specific brands. For threshold performance, 50% of each component would be earned. For target performance, 100% of each component would be earned.

        Amounts attributable to the Company profit portion and quantitative MBO portion are not affected by the calculation of the qualitative MBO portion and are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Committee establishes the respective percentages for the Company profit portion, quantitative MBO portion and qualitative MBO portion principally based on the executives' respective roles at the Company. For those executives with Company-wide responsibilities, the Company profit portion was weighted more heavily than the quantitative MBO portion and for those executives with more brand-

specific responsibilities, the quantitative MBO portion was weighted more heavily than the Company profit portion. This enabled the Committee to more specifically tailor the performance targets to the achievement of goals that each executive had the greatest power to influence. The allocation of the 2012 Annual Cash Incentive Plan compensation and respective percentages and amounts earned are as follows:

					Earned ($)
Name	Target Percentage of Salary	Company Profit Portion	Quantitative MBO Portion	Qualitative MBO Portion	Company Profit	Quantitative MBO	Qualitative MBO	Total
Angel R. Martinez	100%	50%	30%	20%	$—	$—	$228,000	$228,000
Thomas A. George	75%	50%	30%	20%	$—	$—	$67,688	$67,688
Zohar Ziv	75%	50%	30%	20%	$—	$—	$76,500	$76,500
Constance X. Rishwain	75%	25%	55%	20%	$—	$—	$71,250	$71,250
Stephen Murray	50%	25%	55%	20%	$—	$—	$55,682	$55,682

  Performance Targets under the Annual Cash Incentive Plan

        The performance targets under the 2012 Annual Cash Incentive Plan, and each Named Executive Officer's performance in light of the targets, are summarized below. The Committee selects these targets based on categories that the Committee believes will drive the Company's short-term and long-term success and therefore return value to our stockholders. When establishing these performance targets, the Committee determined to calculate the 2012 Annual Cash Incentive Plan objectives in accordance with the Company's 2012 audited financial statements.

Officer	Component	Threshold Performance	Target Performance	Maximum Performance	Results
All NEOs	Company Profit	• Annual EBITDA of $300.5 million	• Annual EBITDA of $329.4 million	• Annual EBITDA of $394.5 million	Did not achieve threshold

Angel R. Martinez	Quantitative MBO	• Sales of $1.544 billion	• Sales of $1.625 billion	• Sales of $1.821 billion	Did not achieve threshold
		• Global operating cash flow of $226.8 million	• Global operating cash flow of $243.9 million	• Global operating cash flow of $287.7 million
		• Teva and Sanuk brand sales of $228.8 million	• Teva and Sanuk brand sales of $240.8 million	• Teva and Sanuk brand sales of $269.7 million

Qualitative MBO

•

Business: Maintain a compelling vision and strategy for the Company and anticipate short and long-term trends that may affect key strategies

•

Personal: Set the tone and pace for change, strong culture and performance

•

Team: Drive the leadership team accountability to meet the Company's strategic plan while delivering bench strength at the executive management level

The Committee carefully considered the executive's contribution to our strategic objectives and determined that the Qualitative MBO component was achieved at 95% of the target level. As a result, the executive received 95% of the target bonus with respect to this portion.

Officer	Component	Threshold Performance	Target Performance	Maximum Performance	Results
Thomas A. George	Quantitative MBO	• Sales of $1.544 billion	• Sales of $1.625 billion	• Sales of $1.821 billion	Did not achieve threshold
		• Global operating cash flow of $226.8 million	• Global operating cash flow of $243.9 million	• Global operating cash flow of $287.7 million
		• Operating expenses not exceeding approximately 30% of net sales	• Operating expenses not exceeding approximately 29% of net sales	• Operating expenses not exceeding approximately 28% of net sales

Qualitative MBO

•

Business: Evaluate long-term financial planning issues; expand credit facility; address China expansion

•

Personal: Lead continuous improvement efforts to improve finance department

•

Team: Integrate new hires into finance department and drive team development

The Committee carefully considered the executive's contribution to our strategic objectives and determined that the Qualitative MBO component was achieved at 95% of the target level. As a result, the executive received 95% of the target bonus with respect to this portion.

Zohar Ziv	Quantitative MBO	• Sales of $1.544 billion	• Sales of $1.625 billion	• Sales of $1.821 billion	Did not achieve threshold
		• Global operating cash flow of $226.8 million	• Global operating cash flow of $243.9 million	• Global operating cash flow of $287.7 million
		• Inventory turnover rate of 2.9	• Inventory turnover rate of 3.0	• Inventory turnover rate of 3.15

Qualitative MBO

•

Business: Oversee the development and commercialization of innovative material for the UGG brand; provide infrastructures for emerging brands

•

Personal: Improving knowledge of industry trends and developing a strategy with consideration of these trends; provide mentoring to direct reports

•

Team: Establish development plans for direct reports

The Committee carefully considered the executive's contribution to our strategic objectives and determined that the Qualitative MBO component was achieved at 85% of the target level. As a result, the executive received 85% of the target bonus with respect to this portion.

Officer	Component	Threshold Performance	Target Performance	Maximum Performance	Results
Constance X. Rishwain	Quantitative MBO	• UGG brand domestic wholesale sales of $630.8 million	• UGG brand domestic wholesale sales of $664 million	• UGG brand domestic wholesale sales of $743.7 million	Did not achieve threshold
		• UGG brand domestic wholesale contribution of $224.9 million	• UGG brand domestic wholesale contribution of $238.9 million	• UGG brand domestic wholesale contribution of $273.6 million
		• UGG brand domestic inventory turnover rate of 2.47	• UGG brand domestic inventory turnover rate of 2.59	• UGG brand domestic inventory turnover rate of 2.84
		• All other UGG brand sales of $662.9 million	• All other UGG brand sales of $697.8 million	• All other UGG brand sales of $781.6 million
		• Backlog increase of 5% over prior year	• Backlog increase of 10% over prior year	• Backlog increase of 25% over prior year

Qualitative MBO

•

Business: Develop product strategies for long-term goals; develop global marketing strategies supporting key product strategies and growth opportunities

•

Personal: Improving knowledge of industry trends and developing a strategy with consideration of these trends; provide mentoring to direct reports

•

Team: Drive team development

The Committee carefully considered the executive's contribution to our strategic objectives and determined that the Qualitative MBO component was achieved at the target level. As a result, the executive received 100% of the target bonus with respect to this portion.

Stephen Murray	Quantitative MBO	• EMEA regional sales of $311 million	• EMEA regional sales of $327.4 million	• EMEA regional sales of $366.7 million	Did not achieve threshold
		• Regional contribution of $60 million	• Regional contribution of $66.1 million	• Regional contribution of $81 million
		• Regional inventory turnover rate of 2.9	• Regional inventory turnover rate of 3.05	• Regional inventory turnover rate of 3.4
		• Regional backlog increase of approximately 5% over prior year	• Regional backlog increase of approximately 10% over prior year	• Regional backlog increase of approximately 25% over prior year

Qualitative MBO

•

Business: Develop innovative solutions to challenges in region

•

Team: Drive team development

•

Personal: Improving knowledge of industry trends and developing a strategy with consideration of these trends; provide mentoring to direct reports

The Committee carefully considered the executive's contribution to our strategic objectives and determined that the Qualitative MBO component was achieved at 85% of the target level. As a result, the executive received 85% of the target bonus with respect to this portion.

  Performance-based Equity Incentive Compensation.

  What this Compensation Element is Designed to Reward

        Our equity incentive compensation program is designed to address many of our compensation objectives. First, by utilizing long-term vesting provisions, these equity awards are designed to retain our key executives. Second, because these awards will only be earned upon achievement of Company financial goals that we believe will drive value for our stockholders and the awards are equity-based, these awards serve to align the interests of our executives with those of our stockholders. Furthermore, by requiring achievement of financial goals, these awards support the Company's pay-for-performance philosophy. Finally, our annual equity awards reward achievement of our short-term goals and our long-term equity awards reward achievement of our long-term goals (approximately four, five and ten years after the grant year).

  How We Choose Amount of this Compensation Element

        Short-term and long-term incentive awards are granted under the 2006 Plan, which authorizes the Committee to make grants and awards such as stock options, SARs, NSUs and restricted stock units ("RSUs"). The compensation attributable to SARs, NSUs and RSUs is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. A summary of the equity awards used by the Company and their respective vesting provisions is set forth below:

Compensation Element	Award Type	Vesting Provisions
Annual Equity	NSU	Once earned based on one-year performance, vest based on continued employment after approximately three years following achievement of the performance criteria according to the following schedule: 33% per year at end of year two, three, and four
Long-Term Equity (Level 1)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a five-year period

Long-Term Equity (Level 2)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a ten-year period

Long-Term Equity (Level 3 and 2012 LTIP)	RSU

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a four-year period

  Annual Equity

        For purposes of making annual equity grants, the Board of Directors and the Committee has determined to issue NSUs to officers and employees of the Company, which are stock units payable in common stock of the Company upon satisfying specific performance and service-related vesting conditions.

        If earned, the NSUs would vest in equal installments over a three-year period. The vesting schedule for these awards was established to encourage officers and key employees to remain with the Company for the long-term. As discussed further under "Potential Payments Upon Termination or Change of Control" below, this vesting schedule may be accelerated if the executive's employment is terminated for various reasons or upon a change in control followed by a termination.

        Officers and key employees are eligible to receive NSUs annually, or as circumstances warrant, in an amount to be determined by the Board of Directors or the Committee. The amount of NSUs granted is primarily determined by the employee's level within the organization and the extent that their position is critical to the organization. In March 2012, NSUs were granted that were payable based on the achievement of fiscal 2012 performance targets. The Committee sets these annual equity grants in the median-to-75th percentile range of the Peer Group, which is in line with our compensation philosophy to provide a greater percentage of at-risk pay versus guaranteed pay.

        Specifically, the NSUs granted in 2012 were to be earned based on the achievement of the 2012 diluted EPS goal listed below. Because the actual 2012 diluted EPS was below the threshold amount, none of the NSUs granted in 2012 were earned.

2012 Annual Equity Award Performance Goal as of December 31, 2012	Threshold Performance	Target and Maximum Performance
Diluted EPS goal	$4.56	$5.07

  Long-Term Equity

        Our Long-Term Equity Awards are designed to reward aspirational long-term Company financial goals and are granted in addition to the annual equity awards described above. These Long-Term Equity Awards are designed to result in a payout only if the Company achieves the highest levels of long-term performance. The Committee recommends the adoption of these awards periodically as they deem necessary to incentivize long-term Company performance. Beginning in 2011 with the Level 3 grants, discussed in detail below, the Committee began to shift a portion of the equity awards that had previously been granted to the Company's senior management team in the form of annual equity awards, which were historically in the form of NSUs, to the Long-Term Equity Award program in order to increase the reward for achieving the Company's aspirational long-term financial goals.

        In May 2007, the Board of Directors, upon recommendation of the Committee, adopted two types of long-term incentive award agreements under the 2006 Plan for issuance to the Company's senior executive officers. These award types consist of SAR awards and RSU awards. The SAR and RSU awards are designed to vest based on the achievement of two objective Company financial performance measures. The Committee selected these performance measures to align the executive's interests with the long-term financial success of the Company. In establishing the performance measure criteria, the Committee sought to balance the metrics between earnings and revenue growth so that profitability would not be sacrificed at the expense of revenue and vice versa. For Level 1 grants, sales were required to increase approximately 65% and diluted earnings per share were required to increase approximately 110% over the levels for these metrics at the time these awards were adopted by the Board of Directors. For Level 2 grants, sales were required to increase over 220% and diluted earnings per share were required to increase approximately 320% over the levels for these metrics at the time these awards were adopted by the Board of Directors. All of the Level 1 awards were fully vested as of December 31, 2011 and were settled on February 29, 2012. Provided that the Level 2 performance conditions are met, the Level 2 SAR and RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016. These awards were designed to motivate the executive team to achieve the highest levels of performance and to encourage the retention of our executives. In May 2007, the Committee granted these SARs and RSUs to the Named Executive Officers. In approving these 2007 grants, the Committee considered industry comparisons and competitive data as well as the responsibility levels of the executives relative to one another.

        In June 2011, the Board of Directors, upon recommendation of the Committee, adopted a Level 3 long-term incentive award agreement under the 2006 Plan for issuance to the Company's senior management team, including the Named Executive Officers. The new program consists of RSU awards. The Board determined to grant these Level 3 awards to provide another equity incentive grant which rewards even higher achievement of long-term Company financial goals than found in the Level 1 and Level 2 grants, for which achievement had already been deemed probable at the time the Level 3 awards were granted. The Level 3 grants are designed to have a shorter performance period than the Level 1 and 2 grants, thus enabling the Committee greater visibility to establish appropriate performance targets.

        In 2012, the Board of Directors, upon recommendation of the Committee, adopted a 2012 LTIP award agreement under the 2006 Plan for issuance to the Company's senior management team, including the Named Executive Officers. The new program consists of RSU awards and is similar in design to the Level 3 awards.

        Similar to the Level 1 and Level 2 grants, Level 3 and 2012 LTIP awards are designed to vest based on the achievement of two objective Company financial performance measures four years in the future. The Committee selected these performance measures to further align the executive's interests with the long-term financial success of the Company. In establishing the performance measure criteria, the Committee sought to balance the metrics between earnings and revenue growth so that profitability would not be sacrificed at the expense of revenue and vice versa. The Level 3 awards in 2011 will vest only if the Company meets certain revenue targets ranging between $1.85 billion and $2.50 billion and certain diluted earnings per share targets ranging between $7.00 and $9.60 as of December 31, 2014. For 2012 LTIP awards, the awards will vest only if the Company meets certain revenue and diluted earnings per share targets listed below as of December 31, 2015.

2012 LTIP Performance Goals as of December 31, 2015	Threshold Performance	Target Performance	Target Performance	Target Performance	Maximum Performance
Revenue goal	$2.2 billion	$2.65 billion	$2.45 billion	$2.35 billion	$2.9 billion
Diluted EPS goal	$7.00	$7.00	$8.00	$9.00	$10.50

        To the extent Company financial performance is achieved above the threshold level, the number of RSUs that will vest will increase up to the maximum number of units issued under the particular Level 3 or 2012 LTIP award. In addition, the recipient of the Level 3 or 2012 LTIP award must provide service to the Company through the end of the relevant period under the particular Level 3 or 2012 LTIP award. The Committee anticipates granting annually Long-Term Equity Awards similar in terms to the Level 3 and 2012 LTIP awards as it continues to shift a portion of the equity awards that had previously been granted to the Company's senior management team in the form of annual equity awards, or NSUs, to the Long-Term Equity Award program.

        In addition, the Committee evaluates aggregate equity awards based on a Stockholder Value Transfer ("SVT") rate. SVT is the fair value of all equity awards granted during the year as a percentage of Company market capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus the Peer Group. The Committee set the SVT rate in 2012 so that it would be approximately 1%, which is in line with the Peer Group median. Other factors considered making equity based award grants were the fair value of awards granted to each individual, total outstanding equity awards for each executive, Company-wide annual equity-grant usage, and total potential dilution under all employee stock plans. The Committee assessed where the Company and its Named Executive Officers ranked in these areas versus the Peer Group.

  Benefits.

  What this Compensation Element is Designed to Reward

        The Committee intends for the personal benefits provided to our US-based Named Executive Officers establish a competitive benefits structure necessary to attract and retain key employees. Generally, these personal benefits provided to our Named Executive Officers reflect those provided to all of our employees. For our Named Executive Officers based outside of the US, benefits provided are commensurate with those of the local market.

  How We Choose Amount of this Compensation Element

        There is no specific policy with respect to the value or type of personal benefits awarded to the Named Executive Officers. The Company provides a 401(k) defined contribution plan in which eligible employees may elect to participate through tax-deferred contributions. The Company matches 50% of each eligible participant's tax-deferred contributions on up to 6% of eligible compensation on a per payroll period basis, with a true-up contribution if such eligible participant is employed by the Company on the last day of the calendar year. The Company also pays the premiums for long-term disability insurance and life insurance for the Named Executive Officers both of which are generally available to all full-time employees. Furthermore, Named Executive Officers are eligible to participate in our health and welfare benefit plans and to receive product discounts generally available to all full-time employees. For our Named Executive Officers based outside of the US, the Company also provides pension contributions as required by the local jurisdiction, relocation expenses, and car allowance, which we believe is necessary to attract and retain our international executives. In 2012, there were no other additional perquisites or other personal benefits approved by the Committee for the Named Executive Officers.

        Beginning on February 1, 2010, the Named Executive Officers were also eligible to make contributions to the Company's Nonqualified Deferred Compensation Plan, described in further detail below under the section entitled "Nonqualified Deferred Compensation." This plan is not available to all employees.

  Severance Arrangements.

  What this Compensation Element is Designed to Reward

        The Committee adopted Change of Control and Severance Agreements for each of the Named Executive Officers, other than Mr. Murray. Mr. Murray, who is based in the UK, has an employment agreement, which the Company believes is necessary in the local market. The terms of employment for all US-based Named Executive Officers with the Company is "at will," meaning that we can terminate them at any time and they can terminate their employment with us at any time.

        Separation benefits described below are intended to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs and also to encourage retention of key executives. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find a similarly situated job. The Company considers it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. The Company benefits by requiring a general release and non-solicitation provisions in connection with the individual separation agreements.

        Furthermore, the provisions in the Change of Control and Severance Agreements providing for the payment of severance benefits upon a change-in-control of the Company followed by a subsequent termination of employment (a "double trigger" event) are intended to preserve morale and productivity and encourage retention in the face of the potential disruptive impact of a change-in-control of the Company. The change-in-control benefits are intended to encourage the Named Executive Officers to remain focused on the business and interest of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

  How We Choose Amount of this Compensation Element

        The Change of Control and Severance Agreements for each US-based executive specifically details various provisions for benefits and cash payments in the event of a separation during the normal course of business and in the event a change in control is followed by a subsequent termination. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by the Company for cause; termination by executive without good reason; termination by the executive with good reason; and termination by the Company without cause.

        The Company's change in control provisions for the Named Executive Officers provide for severance benefits and the accelerated vesting of certain equity awards upon a "double trigger" event, meaning the termination of the executive's employment in connection with a change in control. There are no benefits triggered solely based on the occurrence of a change in control as long as the change in control is approved by a majority of the directors and the successor entity provides for the continuance of the award. However, upon a change in control, the performance conditions of the SARs and RSUs are deemed satisfied, but the awards remain subject to the service-based vesting conditions. Based on a competitive analysis of the change in control arrangements maintained by the corporations in the Peer Group, the Committee believes that these benefits are customary among the Peer Group for executives with similar titles and levels of responsibility as the Named Executive Officers.

        NSUs, RSUs and SARs cannot be sold, assigned, transferred or pledged other than by will or laws of descent.

        Please refer to the discussion under "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements and Mr. Murray's employment agreement.

Other Compensation Considerations

  Role of Executive Officers in Compensation Decisions

        At the request of the Committee, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer may provide compensation and related data to the Committee to facilitate its compensation decisions. In addition, the Committee may consider the Chief Executive Officer's recommendations when making its compensation decisions. However, our Chief Executive Officer is not permitted to be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee. The Committee uses the information provided by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and FWC to make compensation decisions for the Named Executive Officers as well as other management personnel. The Committee, which includes only independent members of the Board of Directors, approves all elements of compensation for the Named Executive Officers. The Committee also reviews and approves aggregate equity awards to all employees of the Company based on the recommendations of executive management. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

  Risk Considerations

        The Committee believes that although the majority of compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk-taking. We believe that the design of our compensation programs encourages our executive officers to remain focused on both our short-term and long-term financial and strategic goals. First, our program consists of guaranteed pay (salary) and at-risk pay (annual cash incentive plan awards, and annual and long-term equity awards) and the Committee reviews this mix annually. Second, our program establishes appropriate short-term and long-term performance goals that are designed to encourage sustained growth and long-term success. Third, our program encourages executive retention through the vesting provisions of our equity-based awards. For example, our long-term incentive equity awards only become fully vested over five years (for our Level 1 awards), ten years (for our Level 2 awards) and four years (for our Level 3 and 2012 LTIP awards) after their initial grant. Fourth, amounts paid under our 2012 annual cash incentive plan compensation were capped at 250% for the Company profit and quantitative MBO portion and at 100% for the qualitative MBO portion. Fifth, performance goals for our annual cash incentive plan mix among corporate, business unit and individual performance and financial and non-financial goals. Sixth, we have adopted share ownership guidelines for the Named Executive Officers, which ensures that the interests of our executive officers are aligned with our stockholders. Seventh, our annual equity awards granted in 2011 and 2012 are subject to a Clawback Policy provision subjecting these awards to a Clawback Policy, which was adopted in December 2012. Eighth, our insider trading policy prohibits our Named Executive Officers and other key executives from hedging the economic interest in the Company securities that they hold. Finally, the Committee retains ultimate oversight over the compensation of our Named Executive Officers and retains the ability to use discretion where appropriate.

Tax and Accounting Implications

  Taxation and Deductibility of Executive Compensation

        To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards.

        Under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for performance-based compensation, including the approval of the performance goals by the stockholders of the Company. The Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board of Directors has on occasion made decisions resulting in non-deductible compensation. The qualitative MBO portion of the annual non-equity incentive plan compensation is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee and the Board of Directors believe that these payments were appropriate and in the best interests of the Company and serve to retain key executives and reward past performance.

        The Company believes that the Company profit portion and the quantitative MBO portion of its non-equity incentive plan and its grants of NSUs, RSUs and SARs meet the exception for performance-based compensation described in the previous paragraph.

  Accounting for Share-Based Compensation

        The Company accounts for share-based awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

 REPORT OF THE COMPENSATION AND
MANAGEMENT DEVELOPMENT COMMITTEE

        The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
John G. Perenchio, Chair Karyn O. Barsa James Quinn

        The Report of the Compensation and Management Development Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 SUMMARY COMPENSATION TABLE

        The following table sets forth, for the years ended December 31, 2012, 2011, and 2010 all compensation paid or awarded to the Named Executive Officers.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Comp ($)(2)		All Other Compensation ($)(3)		Total ($)
Angel R. Martinez	2012		$1,200,000	$—	$3,715,372	$228,000		$8,760		$5,152,132
Chief Executive Officer and	2011		$1,000,000	$—	$1,922,580	$1,735,000		$7,350		$4,664,930
President	2010		$950,000	$350,000	$1,863,000	$1,900,000		$7,350		$5,070,350
Thomas A. George	2012		$475,000	$—	$1,609,362	$67,688		$8,760		$2,160,810
Chief Financial Officer	2011		$400,000	$—	$873,900	$533,784		$7,350		$1,815,034
	2010		$350,000	$150,000	$828,000	$350,000		$7,350		$1,685,350
Zohar Ziv	2012		$600,000	$—	$1,826,208	$76,500		$8,760		$2,511,468
Chief Operating Officer	2011		$600,000	$—	$1,310,850	$741,375		$24,640	(4)	$2,676,865
	2010		$500,000	$229,000	$1,242,000	$1,000,000		$7,350		$2,978,350
Constance X. Rishwain	2012		$475,000	$—	$1,452,112	$71,250		$8,753		$2,007,115
President of the UGG Brand	2011		$420,000	$—	$873,900	$603,610		$7,350		$1,904,860
	2010		$400,000	$200,000	$1,242,000	$800,000		$7,350		$2,649,350
Stephen M. Murray(5)	2012	**	$655,080	$—	$913,132	$55,682		$128,631	(6)	$1,752,525
President of EMEA	2011	*	$414,749	$—	$589,275	$345,259	(7)	$81,714	(8)	$1,430,997

(1)
The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718. In accordance with Instruction 3 to Item 402(c)(2)(v) of Regulation S-K, for awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the fair value based upon the probable outcome of the performance conditions at grant date.

The grant date fair value of the awards, assuming the highest level of performance conditions will be achieved, are as follows:

  •
  Level 3 LTIP Awards: $5,746,300 for Angel Martinez, $1,915,406 for Thomas George, $2,873,150 for Zohar Ziv, $1,915,406 for Constance Rishwain, and $0 for Stephen Murray. The achievement of the performance conditions relating to the Level 3 RSU awards were not deemed probable at the date of grant in 2011, and therefore no amounts with respect to these awards have been included in the table above.

  •
  2012 LTIP Awards: $4,788,944 for Angel Martinez, $1,646,224 for Thomas George, $2,394,415 for Zohar Ziv, $1,646,224 for Constance Rishwain, and $1,197,264 for Stephen Murray. The achievement of the performance conditions relating to the 2012 LTIP RSU awards were deemed probable at the date of grant and therefore are included in the table above at grant date fair value.

  •
  2012 NSU Awards: $1,320,900 for Angel Martinez, $786,250 for Thomas George, $629,000 for Zohar Ziv, $629,000 for Constance Rishwain, and $314,500 for Stephen Murray. The achievement of the performance conditions relating to the 2012 NSU awards were deemed probable at the date of grant and therefore are included in the table above at grant date fair value. As of the date of this report it has been determined that the achievement of the performance conditions relating to the 2012 NSU awards were not achieved.

(2)
The amounts in this column reflect the cash awards paid to our Named Executive Officers under the annual cash incentive plan, which is discussed in further detail under the heading "Annual Cash Incentive Plan Compensation."

(3)
Unless noted otherwise, the amounts in this column reflect the Company's 401(k) matching contributions made and life insurance premiums paid for the benefit of our Named Executive Officers.

(4)
This amount includes $17,290 in total Per Diem paid to Mr. Ziv for international travel necessary to facilitate the transition to a wholesale subsidiary model.

(5)
Mr. Murray joined the Company in May 2011.

(6)
This amount includes $94,560 of employer contributions made to Mr. Murray's pension, $23,850 car allowance, $2,196 in life insurance premiums paid and $8,025 in other expenses.

(7)
This amount includes a $64,000 sign-on bonus paid by the Company to Mr. Murray.

(8)
This amount includes $64,000 in relocation expenses, $15,569 car allowance and $2,145 in life insurance premiums paid.

*
2011 FX Rate: 1.60 to convert GBP to USD (May - Dec average spot rates)

**
2012 FX Rate: 1.59 to convert GBP to USD (Jan - Dec average spot rates)

 GRANTS OF PLAN BASED AWARDS IN 2012

        The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2012. For further discussion regarding the grants, refer to the heading "2012 Executive Compensation Elements."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Angel R. Martinez		$600,000	$1,200,000	$2,640,000
	3/29/2012				10,500	21,000	21,000	$1,320,900
	5/24/2012				21,334	42,667	85,334	2,394,472
Thomas A. George		178,125	356,250	783,750
	3/29/2012				6,250	12,500	12,500	786,250
	5/24/2012				7,334	14,667	29,334	823,112
Zohar Ziv		225,000	450,000	990,000
	3/29/2012				5,000	10,000	10,000	629,000
	5/24/2012				10,667	21,333	42,666	1,197,208
Constance X. Rishwain		178,125	356,250	783,750
	3/29/2012				5,000	10,000	10,000	629,000
	5/24/2012				7,334	14,667	29,334	823,112
Stephen M. Murray		163,770	327,540	720,588
	3/29/2012				2,500	5,000	5,000	314,500
	5/24/2012				5,334	10,667	21,334	598,632

(1)
Refer to "Annual Cash Incentive Plan Compensation" above for further discussion of actual amounts paid to our Named Executive Officers pursuant to the 2012 Annual Cash Incentive Plan.

(2)
All grants are under the 2006 Plan.

(3)
Amounts reported reflect the fair value based upon the probable outcome of the performance conditions at grant date. Assuming the highest level of performance condition will be met, the maximum compensation cost to be recognized for awards granted on 5/24/2012 is: $4,788,944 for Angel Martinez, $1,646,224 for Thomas George, $2,394,416 for Zohar Ziv, $1,646,224 for Constance Rishwain, and $1,197,264 for Stephen Murray.

 OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

        The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2012. For further discussion regarding the outstanding equity awards, refer to the heading "Performance-based Equity Incentive Compensation."

	Stock Appreciation Rights (SAR) Awards(1)					Stock Awards
Name	Number of securities underlying unexercised SARs (#) exercisable	Number of securities underlying unexercised SARs (#) unexerciseable	Number of securities underlying unexercised unearned SARs (#)	SAR exercise price ($)	SAR expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(3)($)	Number of unearned shares or units that have not vested(2)(#)		Market value of unearned shares or units that have not vested(3)($)
Angel R. Martinez	160,000	—	—	$26.73	5/9/2017	55,167	(4)	$2,221,575	192,834	(9)	$7,765,425
	—	—	300,000	26.73	5/9/2022
Thomas A. George	—	—	—	—	—	26,917	(5)	1,083,948	52,667	(10)	2,120,890
Zohar Ziv	30,000	—	—	26.73	5/9/2017	37,000	(6)	1,489,990	88,166	(11)	3,550,445
	—	—	75,000	26.73	5/9/2022
Constance X. Rishwain	15,000	—	—	26.73	5/9/2017	33,667	(7)	1,355,770	63,167	(12)	2,543,725
	—	—	75,000	26.73	5/9/2022
Stephen M. Murray	—	—	—	—	—	5,000	(8)	201,350	21,334	(13)	859,120

(1)
All SARs were granted on May 9, 2007. SARs vest subject to long-term performance objectives and long-term service conditions. The remaining 20% of Level 1 SAR awards vested on December 31, 2011 and became exercisable on February 29, 2012. Provided the conditions are met, the Level 2 SAR awards will vest 80% on December 31, 2015 and 20% on December 31, 2016.

(2)
This column includes Level 2, Level 3 (at the 175% maximum amount) and 2012 LTIP (at the 200% maximum amount) RSUs granted on May 9, 2007, June 22, 2011 and May 24, 2012, respectively, which are subject to long-term performance objectives and service conditions. Provided the conditions are met, the Level 3 awards will vest on December 31, 2014, the 2012 LTIP awards will vest on December 31, 2015, and the Level 2 RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016. (see "Grants of Plan Based Awards" table for more detail).

(3)
The closing price of the Company's Common Stock on December 31, 2012 was $40.27.

(4)
Consists of (i) 40,500 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (ii) 14,667 which represents 66.7% of the nonvested stock units granted on March 30, 2011, which shares vest 33.3% on December 31 of 2013 and 2014. 100% of the nonvested stock units granted on March 29, 2012 are excluded because the performance criteria was not met.

(5)
Consists of (i) 2,250 nonvested stock units granted on September 11, 2009, which shares began vesting in equal quarterly installments starting September 30, 2012; (ii) 18,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 6,667 which represents 66.7% of the nonvested stock units granted on March 30, 2011, which shares vest 33.3% on December 31 of 2013 and 2014. 100% of the nonvested stock units granted on March 29, 2012 are excluded because the performance criteria was not met.

(6)
Consists of (i) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 10,000 which represents 66.7% of the nonvested stock units granted on March 30, 2011, which shares vest 33.3% on December 31 of 2013 and 2014. 100% of the nonvested stock units granted on March 29, 2012 are excluded because the performance criteria was not met.

(7)
Consists of (i) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 6,667 which represents 66.7% of the nonvested stock units granted on March 30, 2011, which shares vest 33.3% on December 31 of 2013 and 2014. 100% of the nonvested stock units granted on March 29, 2012 are excluded because the performance criteria was not met.

(8)
Consists of 5,000 which represents 66.7% of the nonvested stock units granted on March 30, 2011, which shares vest 33.3% on December 31 of 2013 and 2014. 100% of the nonvested stock units granted on March 29, 2012 are excluded because the performance criteria was not met.

(9)
Consists of (i) 37,500 Level 2 RSUs; (ii) 70,000 Level 3 RSUs at 175%; and (iii) 85,334 2012 LTIP RSUs at 200%.

(10)
Consists of (i) 23,333 Level 3 RSUs at 175% and (ii) 29,334 2012 LTIP RSUs at 200%.

(11)
Consists of (i) 10,500 Level 2 RSUs; (ii) 35,000 Level 3 RSUs at 175%; and (iii) 42,666 2012 LTIP RSUs at 200%.

(12)
Consists of (i) 10,500 Level 2 RSUs; (ii) 23,333 Level 3 RSUs at 175%; and (iii) 29,334 2012 LTIP RSUs at 200%.

(13)
Consists of 21,334 2012 LTIP RSUs at 200%.

 2012 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for the Named Executive Officers, regarding SAR exercises and stock award vesting during 2012, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	SAR Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Angel R. Martinez	—	$—	47,833	$2,157,996
Thomas A. George	—	$—	5,583	$220,744
Zohar Ziv	—	$—	32,000	$1,443,148
Constance X. Rishwain	—	$—	30,333	$1,376,017
Stephen M. Murray	—	$—	2,500	$100,675

(1)
Total shares received net of shares withheld for taxes were 26,488 by Angel Martinez; 3,235 by Thomas George; 18,315 by Zohar Ziv; 17,066 by Constance Rishwain; and 1,200 by Stephen Murray.

(2)
This column calculates the NSU values based on the closing stock price on the quarterly vesting dates.

NONQUALIFIED DEFERRED COMPENSATION

        In 2008, the Board of Directors adopted a Deferred Stock Unit Compensation Plan, a Sub Plan under the 2006 Equity Incentive Plan. A director or employee of the Company who holds unvested restricted stock awards, including NSUs and RSUs, may elect to defer settlement of up to 100% of his or her awards. For each unit of stock held pursuant to a restricted stock award that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as described in the plan, at the time elected by the participant. A participant's Deferred Stock Units will be settled in shares of Common Stock, as more specifically described in the plan. In 2011 and 2012, none of the Company's executive officers elected to participate in the plan.

        In 2009, the Compensation Committee adopted and approved a Nonqualified Deferred Compensation Plan. The plan is an unfunded, nonqualified deferred compensation program sponsored by the Company to provide certain of its management or highly compensated employees designated by the Board of Directors (or a committee appointed by the Board of Directors to administer the plan) the opportunity to defer compensation into the plan. The effective date for the plan for the first year was February 1, 2010, and thereafter the plan year is from January 1 to December 31. Participants may defer up to 50% of their annual base salary and up to 95% of any performance bonus to the plan. At the discretion of the Board of Directors (or a committee appointed by the Board of Directors to administer the plan), the Company may make additional contributions to be credited to the account of any or all participants in the plan. No such contribution had been approved as of December 31, 2012. Under the terms of the plan, the Company established a rabbi trust as a reserve for the benefits payable under the plan. Distributions from the plan are governed by the Internal Revenue Code and the plan. Certain of the Named Executive Officers did elect to participate in this plan during 2010, 2011, and 2012 and, pursuant to such elections, amounts were contributed to this plan during 2012.

Name	Executive contributions in last FY(1)	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Angel R. Martinez	$867,500	$—	$153,191	$—	$2,137,853
Zohar Ziv	296,550	—	31,982	—	520,859

	$1,164,050	$—	$185,173	$—	$2,658,712

(1)
All amounts reported in the contributions column are reported as compensation in the Summary Compensation Table

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company entered into Change of Control and Severance Agreements (the "Severance Agreements") with each of the US-based Named Executive Officers effective as of January 1, 2010 to replace, in part, the expired employment agreements with such executives. These Severance Agreements eliminated gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" paid as a result of termination following a change of control. The information below describes compensation and benefits that are payable or earned under the Severance Agreements with the Named Executive Officers, other than Stephen Murray, which were effective as of January 1, 2010. Mr. Murray, who is based in the UK, has an employment agreement described in greater detail below.

        For purposes of the Severance Agreements, "Cause" means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is materially injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or incapacity to perform duties, excluding total disability.

        "Good Reason" means without the consent of the Executive (a) the occurrence of material breach of this agreement by the Company, or (b) if within two years of a change of control, there is a material reduction of the Executive's total compensation, benefits, and perquisites, the Company's relocation is greater than 50 miles from the location where the Executive performs services, or a material change in the Executive's position or duties; provided, however, no such event shall constitute Good Reason hereunder unless the Executive shall have given written notice to the Company of Executive's intent to resign for "Good Reason" within 30 days after the Executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event) and such event or occurrence shall not have been cured within 30 days of the Company's receipt of such notice.

        "Change of Control" means the occurrence of a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group acquires, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

        "Constructive Termination" means a termination following the occurrence of any one or more of the following events without the executive's written consent: (i) any material reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a change of the executive's location of employment by more than 50 miles.

Termination by the Company for Cause, or by Executive other than for Good Reason

        Pursuant to the Severance Agreements with each of the US-based Named Executive Officers, if the executive is terminated by the Company for Cause, or the executive terminates his or her employment, other than for Good Reason, then the Named Executive Officer will receive the following from the Company:

  •
  payment of his or her accrued base salary, accrued vacation, reimbursement for reimbursable expenses, accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, accrued but unpaid non-equity incentive bonus for the prior fiscal year (excluding any non-equity incentive bonus for the year of termination); and

  •
  right to exercise all vested unexercised SARs and awards outstanding as of the termination date.

Termination due to Death or Total Disability

        Pursuant to the Severance Agreements with each of the US-based Named Executive Officers, if the executive is terminated due to his or her Death or Total Disability, then in addition to those benefits provided upon a termination for Cause, the Named Executive Officer will receive:

  •
  pro-rated portion of his or her non-equity incentive bonus for the current fiscal year based on actual length of service during the year of termination.

Termination by the Company without Cause or by Executive for Good Reason

        Pursuant to the Severance Agreements with each of the US-based Named Executive Officers, if the executive is terminated by the Company without Cause or by Executive for Good Reason, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

  •
  payment of his or her then effective base salary for one year following his or her termination, subject to such executive signing a release; and

  •
  receipt of health benefits for a period of one year following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.

Termination without Cause or by Executive for Good Reason within Two Years of a Change of Control

        Pursuant to the Severance Agreements with each of the US-based Named Executive Officers, if the executive is terminated by the Company without Cause or by Executive for Good Reason within two years of a Change of Control, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

  •
  subject to such executive signing a release, payment of one and one-half times his or her then effective annual base salary plus the greater of (i) one and one-half times the targeted non-equity incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual non-equity incentive bonus for the previous three years. Each of Mr. Martinez and Mr. Ziv will receive two times their respective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to termination or (ii) two times the average actual non-equity incentive bonus for the previous three years, subject to signing a release.

  •
  receipt of health benefits for a period of eighteen months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier. Mr. Martinez will receive these benefits for two years and Mr. Ziv will receive these benefits for one year.

        The Company determined to provide Mr. Martinez and Mr. Ziv with a slightly higher severance payment upon a termination following a Change of Control to reflect each of their key leadership roles and their importance to the Company's management.

        No Named Executive Officers will be entitled to gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" as a result of termination following a Change of Control.

Employment Agreement with Mr. Murray

        Pursuant to Mr. Murray's employment agreement, if within six months following a Change of Control (as defined in the employment agreement), there is any material diminution in Mr. Murray's title, duties, responsibilities, or status as they existed prior to the Change of Control, then he is entitled to immediately require the Company to terminate his employment and pay him twelve months' salary and a bonus payment for the pro rated period of the fiscal year through the termination date. The rights under the employment agreement shall only apply if, at the time of the Change of Control, Mr. Murray has not voluntarily left the Company, served notice on the Company, or notice of termination has not already been given by the Company.

Equity Awards Upon Termination or Change of Control

        Pursuant to the terms of the equity awards under the 2006 Plan, the employees that receive such awards, including the Named Executive Officers, are entitled to certain benefits upon the occurrence of each of the following: (i) termination without cause or pursuant to a Constructive Termination (as such term is defined in the 2006 Plan), (ii) a change of control and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the award, and (iii) a change of control followed by termination.

        For the NSUs awarded annually as part of our performance-based short-term equity incentive compensation, if an awardee is terminated by the Company without cause or pursuant to a Constructive Termination, if the threshold performance criteria of the NSUs awarded to such executive have been satisfied, the awardee will be entitled to accelerated vesting for a pro rata portion of the NSU award based on a fraction, the numerator of which is the length of service beginning in January in the year of the NSU grant divided by 48 months, and will be settled in shares of the Company's common stock. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the NSUs, then the NSUs will fully vest if the threshold performance criteria has been satisfied. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested NSUs awarded.

        For the Level 1 and Level 2 SARs and RSUs awarded as part of our performance-based long-term equity incentive compensation, upon a change of control the performance conditions of the SARs and RSUs will be deemed satisfied, but the awards will remain subject to service-based vesting conditions. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the SARs and RSUs, then the SARs and RSUs will fully vest. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested SARs and RSUs. The RSUs will fully vest upon the awardee's death or disability.

        For the Level 3 and 2012 LTIP RSUs awarded as part of our performance-based long-term equity incentive compensation, upon a change of control the performance conditions of the RSUs will be deemed satisfied and the target number of RSUs shall vest effective approximately four years after grant, but the awards will remain subject to service-based vesting conditions. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the RSUs, then the target number of RSUs will fully vest immediately, regardless of the performance conditions. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to acceleration of the target number of RSUs, regardless of the performance conditions. Upon the awardee's death, disability or retirement, a pro-rata portion of the RSUs, based on a fraction the numerator of which is the length of service beginning in January the year of grant divided by 48 months, will fully vest effective as of December 31 four years after the grant, subject to the achievement of the performance conditions.

        A summary of payments and benefits that would be provided by the Company in addition to amounts accrued for unpaid base salary, vacation pay, non-equity incentive bonus and reimbursable expenses, if the termination or change of control had occurred on December 31, 2012 (based on the closing price of the Company's common stock on December 31, 2012 of $40.27), given the Named Executive Officers' compensation and service levels per their respective Severance Agreements and equity awards is as follows:

		Upon Termination
Name	Type of Compensation or Benefit	For Death or Total Disability	By the Company Without Cause or by Executive for Good Reason	Upon Change of Control
Angel R. Martinez	cash payments	$—	$1,200,000	$5,208,667
	value of health benefits	—	23,160	46,321
	value of NSUs	—	1,518,521	2,221,575
	value of RSUs	3,778,675	—	4,839,125
	value of SARs	—	—	2,452,443

		3,778,675	2,741,681	14,768,131

Thomas A. George	cash payments	—	475,000	1,263,344
	value of health benefits	—	18,991	28,486
	value of NSUs	—	677,885	993,340
	value of RSUs	765,125	—	1,127,560

		765,125	1,171,876	3,412,731

Zohar Ziv	cash payments	—	600,000	2,567,333
	value of health benefits	—	16,656	16,656
	value of NSUs	—	1,016,818	1,489,990
	value of RSUs	1,557,100	—	2,087,315
	value of SARs	—	—	613,111

		1,557,100	1,633,474	6,774,405

Constance X. Rishwain	cash payments	—	475,000	1,550,125
	value of health benefits	—	21,121	31,681
	value of NSUs	—	949,708	1,355,770
	value of RSUs	1,187,960	—	1,550,395
	value of SARs	—	—	613,111

		1,187,960	1,445,829	5,101,082

Stephen M. Murray	cash payments	—	655,080	682,921
	value of NSUs	—	79,701	201,350
	value of RSUs	214,780	—	429,560

		214,780	734,781	1,313,831

        No additional payments or benefits would be provided by the Company if the termination occurred by the Company for Cause or by the executive without Good Reason.

 DIRECTOR COMPENSATION

        For service during 2012, directors who are not employees of the Company or its subsidiaries, which we refer to as "Nonemployee Directors," received an annual retainer of $50,000 in cash plus $15,000 for each committee assignment. Nonemployee Directors are also reimbursed for any expenses they may incur with respect to such meetings. In addition, the following positions were entitled to receive an additional annual retainer fee of $70,000 for Lead Director, $40,000 for Audit Committee Chair, $25,000 for the Chair for the Compensation and Management Development Committee, and $20,000 for the Chair of the Corporate Governance and Nominating Committee. All or any portion of the cash fees paid to a director may, at the election of the director, be paid in stock, pursuant to the Company's 2006 Equity Incentive Plan.

        Nonemployee Directors also receive common stock grants with a total value of approximately $125,000 annually, to be issued in quarterly installments with the number of shares to be determined using a rolling average of the closing price of the Company's common stock on Nasdaq during the last ten trading days leading up to and including the 15th day of the last month of each quarter.

        Nonemployee Directors also receive product discounts, which are generally available to the Company's employees and from time to time may receive products without charge in order to help expand the directors' knowledge of the Company's products. Nonemployee Directors who did not serve as directors for the full year received a pro-rated portion of the amounts discussed above.

        In 2012, the Board of Directors increased the fees for the Chair of the Compensation and Management Development Committee and the Chair of the Corporate Governance and Nominating Committee to reflect the increased duties of these positions. Other than these increases, the Board did not make any other changes to the Board compensation package provided to the Nonemployee Directors in 2011.

        In addition, in 2011, the Board of Directors adopted stock ownership guidelines for the Nonemployee Directors. Nonemployee Directors are also required to hold Company shares worth five times the annual retainer within five years of joining the Board and each director must hold Company shares within one year of joining the Board.

Name	Year	Fees Earned in 2012 ($)		Stock Awards ($)		Total ($)
John M. Gibbons	2012	$128,750		$120,676	(1)(2)	$249,426
Director
Rex A. Licklider	2012	87,917		120,676	(1)	208,593
Director
Ruth M. Owades	2012	27,083		49,524	(1)(3)	76,607
Director
John G. Perenchio	2012	100,333		120,676	(1)	221,009
Director
Maureen Conners	2012	89,167		120,676	(1)	209,843
Director
Karyn O. Barsa	2012	73,750		120,676	(1)	194,426
Director
Michael F. Devine	2012	88,333		120,676	(1)	209,009
Director
James E. Quinn	2012	65,000	(5)	120,676	(1)	185,676
Director
Lauri M. Shanahan	2012	65,000		120,676	(1)(4)	185,676
Director
Angel R. Martinez(6)	2012	N/A		N/A		N/A
Chair of the Board

(1)
Represents grants of 474 shares of common stock at a per share price of $63.05 on March 30, 2012, 606 shares of common stock at a per share price of $48.61 on June 15, 2012, 670 shares of common stock at a per share price of $47.97 on September 17, 2012, and 789 shares of common stock at a per share price of $37.00 on December 17, 2012.

(2)
Entire amount of compensation was deferred until January 2, 2013 pursuant to the Deferred Stock Unit Compensation Plan.

(3)
Ruth Owades did not stand for re-election and her term of office ended effective upon the conclusion of the annual meeting of stockholders held on May 24, 2012.

(4)
Entire amount of compensation was deferred until January 1, 2017 pursuant to the Deferred Stock Unit Compensation Plan.

(5)
Fees earned in 2012 were paid in stock.

(6)
Mr. Martinez received compensation as President and Chief Executive Officer of the Company for 2012 as discussed previously. He did not receive any compensation as a director in 2012.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of our common stock that may be issued under our equity compensation plans as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)
Equity compensation plans approved by security holders	1,796,019	$26.46	3,363,860
Equity compensation plans not approved by security holders	—	—	—

Total	1,796,019	$26.46	3,363,860

(1)
Includes outstanding options, unexercisable SARs and unvested NSUs and RSUs. The nature of the NSU and RSU grants are described in the Compensation Discussion and Analysis.

(2)
The weighted-average exercise price of the options was $2.13 and the stock price at the date of grant of the SARs was $26.73. The weighted-average exercise price does not take into account the NSUs and RSUs.

(3)
Includes 6,000,000 authorized shares under the 2006 Plan less actual shares issued as well as shares reserved for outstanding SARs, NSUs and RSUs.

Compensation Policies and Practices and their Relation to Risk Management

        In addition to our compensation policies for executive officers, the Compensation and Management Development Committee reviews the risks and rewards associated with the Company's compensation programs for all employees generally. The Committee believes that our compensation programs for all employees include elements that mitigate risk while continuing to properly incentivize our employees. The Committee also believes that our compensation policies reward prudent business judgment and appropriate risk taking for our long term performance. Specifically, the policies which mitigate undue risk taking include: (i) independent Committee oversight and the ability of the Committee to exercise its discretion, (ii) the use of a mix of cash and equity, (iii) the use of multiple performance factors in our cash incentive compensation plan, so that employees do not focus on a single financial measure, (iv) capping awards payable under our cash incentive compensation plan, (v) multiple-year vesting of our equity awards to support long-term stockholder value creation and employee retention, (vi) subjecting our annual equity awards granted in 2011 and 2012 to a Clawback Policy, which was adopted in December 2012, and (vii) prohibiting in our insider trading policy our Named Executive Officers and other key executives from hedging the economic interest in the Company securities that they hold.

        Management and the Committee evaluate the risk involved with the compensation policies for all of our employees and do not believe any of the Company's compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 28, 2013, certain information concerning the shares of common stock beneficially owned by (i) each person who is a Named Executive Officer, (ii) each director and director nominee, (iii) all executive officers and directors as a group (fifteen persons), and (iv) each person known by the Company to be the beneficial owner of more than 5% of our common stock (other than directors, executive officers and depositaries) based upon the most recent SEC filings available.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class(3)
Named Executive Officers
Angel R. Martinez(10)	225,846	*
Thomas A. George	3,235	*
Zohar Ziv(10)	74,169	*
Constance X Rishwain(10)	46,334	*
Stephen Murray	1,200	*
Directors and Director Nominees
Angel R. Martinez	225,846	*
Rex A. Licklider	633,659	1.8%
John M. Gibbons(4)	21,437	*
John G. Perenchio	79,771	*
Maureen Conners	16,827	*
Karyn O. Barsa	9,552	*
Mike F. Devine III	3,718	*
James E. Quinn	6,378	*
Lauri M. Shanahan	107	*
All directors and executive officers as a group (fifteen persons)	1,159,013	3.3%
5% Stockholders
Morgan Stanley(5)	1,944,409	5.5%
Vanguard Group Inc.(6)	1,990,284	5.6%
BlackRock, Inc.(7)	2,086,193	5.9%
Goldman Sachs Asset Management(8)	1,881,309	5.3%
Janus Capital Management LLC(9)	3,131,606	8.9%

*
Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)
The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after February 28, 2013 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)
Includes 21,437 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(5)
This information is based solely on a Schedule 13G filed by the party on February 1, 2013 whose business address is 1585 Broadway, New York, NY 10036. Morgan Stanley has sole voting power for 1,907,700 shares, shared voting power for 17,923 shares and sole dispositive power for 1,944,409 shares.

(6)
This information is based solely on a Schedule 13G filed by the party on February 12, 2013 whose business address is 100 Vanguard Blvd, Malvern, PA 19355. The Vanguard Group has sole voting power for 26,695 shares , sole dispositive power for 1,965,165 shares and shared dispositive power for 25,119 shares.

(7)
This information is based solely on a Schedule 13G/A filed by the party on February 8, 2013 whose business address is 40 East 52nd Street, New York, NY 10022. Includes 2,086,193 shares held by BlackRock, Inc., which identified itself as a parent holding company, with sole dispositive power and voting power with respect to all of such shares.

(8)
This information is based solely on a Schedule 13G filed by the party on February 14, 2013 whose business address is 200 West Street, New York, NY 10282. Goldman Sachs Asset Management has shared voting power for 1,857,272 shares and shared dispositive power for 1,881,309 shares.

(9)
This information is based solely on a Schedule 13G/A filed by the party on February 14, 2013 whose business address is 151 Detroit Street, Denver, CO 80206. Janus Capital Management LLC ("Janus Capital") has shared voting and dispositive power for 642,306 shares, and sole voting and dispositive power for 2,489,300 shares.

(10)
Includes exercisable SARs of 160,000 for Angel Martinez; 30,000 for Zohar Ziv; and 15,000 for Constance X. Rishwain.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting, the Company's independent registered public accounting firm, the highest ranking manager of internal audit, legal and regulatory compliance, related party transactions, code of conduct and system of internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the Nasdaq Listing Rules and the independence requirements of the SEC.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process including its system of internal controls. KPMG LLP, the Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing (i) an opinion on whether the Company's consolidated financial statements present fairly, in all material respects, the Company's financial position and results of operations and cash flows for the periods presented in conformity with US generally accepted accounting principles and (ii) an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee's responsibility is to monitor and oversee these processes. The Board of Directors has determined that Michael F. Devine, the Chair of the Audit Committee, is independent and is an "audit committee financial expert" under applicable rules and regulations.

        In connection with these responsibilities, the Audit Committee met with management and the Company's independent registered public accounting firm to review and discuss the December 31, 2012 consolidated financial statements and obtained from management their representation that the Company's financial statements have been prepared in accordance with US generally accepted accounting principles. Management determined that, as of December 31, 2012, the Company maintained effective internal control over financial reporting.

        The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by the PCAOB's Rule 3200T: Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with KPMG LLP its independence from the Company and the Company's management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

        The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held 8 meetings during fiscal 2012, including meetings with the independent registered public accounting firm and the highest ranking manager of internal audit, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Furthermore, the Audit Committee's oversight responsibilities do not independently assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB or that the Company's registered public accounting firm is independent.

        Based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 1, 2013.

THE AUDIT COMMITTEE
Michael F. Devine, III, Chair Karyn O. Barsa John M. Gibbons

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Person Transactions

        The Company's legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company's legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, the Company's Code of Ethics addresses conflicts of interest where an individual's private interests interfere or conflict with the interests of the Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair or appear to impair the exercise of judgment solely for the benefit of the Company are prohibited. In general, such conflicts must be approved by the legal department, the employee's supervisor or, in the case of directors, the Audit Committee. Information regarding potential conflicts of interests in violation of the Company's Code of Ethics may be reported to the Company's anonymous reporting hotline and may be subsequently obtained by the Chair of the Audit Committee, the Chair of the Board of Directors and the highest ranking manager of internal audit.

        If a related person transaction is identified by the legal department as one which must be reported in the Company's Proxy Statement pursuant to applicable SEC regulations, the Audit Committee is responsible for reviewing and approving or ratifying any such related person transactions. In evaluating related person transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as the Audit Committee and as individual directors. The Audit Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.

        There were no disclosable transactions with related persons under Item 404 of Regulation S-K during the fiscal year ended December 31, 2012 nor are any such transactions currently proposed.

Limitation of Liability and Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (DGCL). In addition, we have entered into indemnification agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.

        We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

        We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers and persons who own more than 10% of our common stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of common stock (Forms 4 and Forms 5) with the SEC as well as provide copies of the reports to the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that:

            (i)  Rex Licklider filed a Form 4 on May 11, 2012, which reported one transaction related to the purchase of Company stock, that was due to be reported on May 7, 2012 and

           (ii)  each of John Gibbons and Lauri Shanahan filed a Form 4 on January 2, 2013, which reported one transaction each related to the issuance by the Company of quarterly shares for director compensation, that were due to be reported on December 19, 2012.

 RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 2

        For the 2012 fiscal year, KPMG LLP provided audit services, which included examination of the Company's annual consolidated financial statements. A summary of the fees for these services provided by KPMG LLP is below. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2013. Our stockholders are being requested to ratify this selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

        Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm, but is not required to select a different firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Audit Fees and All Other Fees

  Audit Fees

        Fees approved for audit services totaled approximately $1,848,000 in 2012 and $2,038,000 in 2011. The 2012 audit fees include fees associated with the audit of the Company's consolidated balance sheets as of December 31, 2012 and 2011, the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and the audit of internal control over financial reporting as of December 31, 2012, as well as the reviews of the Company's quarterly reports on Form 10-Q, and certain statutory audits required internationally.

  Audit-Related Fees

        The Company did not incur audit-related fees in 2012 and was billed $228,000 for audit-related fees in 2011.

  Tax Fees

        Fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $5,000 in 2012 and $62,000 in 2011.

  All Other Fees

        The Company was not billed for any other fees in 2012 or 2011.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee administers the Company's engagement of KPMG LLP and pre-approves all their audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of

KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.

        Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee Chair for specific pre-approval before the Company can engage the independent registered public accounting firm to provide them. The Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Committee.

 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 3

        We are asking our stockholders to approve a non-binding advisory resolution on the compensation paid to our Named Executive Officers as described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement. The Compensation and Management Development Committee has structured our executive compensation program to:

  •
  Attract and retain key executives

  •
  Align executives' interests with those of our stockholders

  •
  Pay for performance

  •
  Reward achievement of short-term and long-term goals

        In 2012, we achieved a record $1.414 billion in annual net sales, continuing a trend of year-over-year increases in net sales for over a decade. In the face of a challenging economic environment, we experienced our first decline in earnings per share in the past five years. Despite record revenue results, because certain financial goals were not achieved in 2012, we did not make payments under our 2012 Annual Cash Incentive Plan with respect to Company performance goals although we did make payments under the plan for individual achievement of qualitative strategic goals. In addition, because certain financial goals were not achieved in 2012, the 2012 Annual Equity Awards were not earned. We believe that these compensation results provide a clear indication of our pay-for-performance philosophy. At the same time, we believe that our Named Executive Officers continue to be incentivized to achieve aspirational goals through our long term incentive plan awards.

        We believe that our executive compensation practices have fostered our success by:

  •
  Including reasonable vesting provisions for our equity awards

  •
  Providing both cash and equity awards and an appropriate mix of these awards

  •
  Establishing performance goals to reflect the individual contribution of each executive and Company-wide financial performance

  •
  Requiring achievement of long and short-term Company goals before payment of certain compensation elements

        We urge stockholders to carefully read the "Compensation Discussion and Analysis" beginning on page 27, which describes in greater detail how our executive compensation policies and procedures operate, as well as the Summary Compensation Table and related compensation tables that follow it. The Board and the Compensation and Management Development Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

        Therefore, in accordance with Section 14A of the Securities Exchange Act of 1934, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the 2013 Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders."

        Because this vote is advisory only, it will not be binding upon the Board of Directors or the Compensation and Management Development Committee. However, the Compensation and

Management Development Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 3 TO APPROVE THE COMPENSATIN OF OUR NAMED
EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company's independent registered public accounting firm, and the advisory vote on executive compensation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2012 upon the written request of any beneficial owner of our shares as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Corporate Secretary at the Company's corporate offices located at 495-A South Fairview Avenue, Goleta, California 93117.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

Goleta, California
March 28, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000163793_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Angel R. Martinez 02 Rex A. Licklider 03 John M. Gibbons 04 John G. Perenchio 05 Maureen Conners 06 Karyn O. Barsa 07 Michael F. Devine, III 08 James Quinn 09 Lauri Shanahan 495-A SOUTH FAIRVIEW AVE GOLETA, CA 93117 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. 3. To approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any continuations, postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000163793_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . DECKERS OUTDOOR CORPORATION Annual Meeting of Stockholders May 8, 2013 3:00 PM This proxy is solicited by the Board of Directors of Deckers Outdoor Corporation The undersigned hereby appoints Zohar Ziv and Thomas A. George, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Deckers Outdoor Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders to be held on May 8, 2013 and any continuations, postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted for the election of all nominees under proposal 1, for proposal 2, and for proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting. Continued and to be signed on reverse side

QuickLinks

2013 Proxy Summary
QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS PROPOSAL NO. 1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
CEO's 2012 Guaranteed Pay vs. At-Risk Pay
CEO's 2012 At-Risk Pay Not Earned
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2012
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END
2012 OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL NO. 3
OTHER BUSINESS OF THE ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K